     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 15, 2003



                                                     REGISTRATION NO. 333-105006

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           LIBERTY MEDIA CORPORATION
             (Exact name of Registrant as specified in its charter)

            DELAWARE                           4841                          84-1288730
(State or other jurisdiction of    (Primary Standard Industrial           (I.R.S. Employer
 incorporation or organization)    Classification code number)          Identification No.)

                            12300 LIBERTY BOULEVARD,
                           ENGLEWOOD, COLORADO 80112,
                                 (720) 875-5400
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                                                                     COPY TO:
            CHARLES Y. TANABE, ESQ.                         ROBERT W. MURRAY JR., ESQ.
           LIBERTY MEDIA CORPORATION                            BAKER BOTTS L.L.P.
            12300 LIBERTY BOULEVARD                            30 ROCKEFELLER PLAZA
           ENGLEWOOD, COLORADO 80112                      NEW YORK, NEW YORK 10112-4498
                 (720) 875-5400                                   (212) 408-2500
    (Name, address, including zip code, and
    telephone number, including area code, of
                agent for service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date hereof.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED JULY 15, 2003


PROSPECTUS

                                 $1,750,000,000

                           LIBERTY MEDIA CORPORATION

                  .75% EXCHANGEABLE SENIOR DEBENTURES DUE 2023

                         ------------------------------

             (Exchangeable for AOL Time Warner Inc. Common Stock or the value thereof in cash and/or Liberty Media Corporation Series A Common
                                     Stock)


     This prospectus relates to $1,750,000,000 aggregate original principal amount of our .75% exchangeable senior debentures due 2023, which may be sold from time to time by the selling security holders named herein.



     Initially, each $1,000 original principal amount of debentures is exchangeable for the market value of 57.4079 shares of common stock of AOL Time Warner Inc., which we refer to as the reference shares. We may pay this amount, at our election, by delivery of the reference shares, cash or shares of our Series A common stock or a combination of the foregoing. The number, issuer and class of reference shares may change over time as a result of dividends, reclassifications, mergers and other events described in this prospectus.


     The selling security holders may offer and sell the debentures directly to purchasers or through underwriters, brokers, dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The debentures may be sold in one or more transactions at fixed or negotiated prices or at prices based on prevailing market prices at the time of sale.

     We will not receive any proceeds from the sale of the debentures by the selling security holders. We are, however, responsible for the costs of registering, under the Securities Act of 1933, the offer and sale of the debentures by the selling security holders.

                         ------------------------------


     INVESTING IN THE DEBENTURES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this prospectus is           , 2003

                               TABLE OF CONTENTS


Notice to New Hampshire Residents...........................     i
Prospectus Summary..........................................     1
Risk Factors................................................     7
Cautionary Statements Concerning Forward Looking
  Statements................................................    13
Use of Proceeds.............................................    14
AOL Time Warner Inc. .......................................    15
Price Range and Dividend History of AOL Common Stock........    18
Selling Security Holders....................................    19
Description of the Debentures...............................    25
Description of Our Common Stock.............................    50
Summary of Registration Rights of Selling Securityholders...    53
Certain United States Federal Income Tax Considerations.....    54
Plan of Distribution........................................    60
Legal Matters...............................................    61
Experts.....................................................    61
Where to Find More Information..............................    61


                       NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER RSA 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATION OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE OR CAUSE TO BE MADE TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                               PROSPECTUS SUMMARY

     The following summary highlights selected information included or incorporated by reference into this prospectus to help you understand our company and the debentures. For a more complete understanding of our company and the debentures, we encourage you to read this entire document, including the "Risk Factors" section, and all of the documents that we incorporate by reference into this prospectus. All references to "Liberty," "we," "us" and words of similar effect refer to Liberty Media Corporation and, unless the context otherwise requires, its consolidated subsidiaries.

OUR COMPANY


     We own interests in a broad range of video programming, broadband distribution, interactive technology services and communications businesses. We and our affiliated companies operate in the United States, Europe, South America and Asia. Our principal assets include interests in Starz Encore Group LLC, Ascent Media Group, Inc., On Command Corporation, Discovery Communications, Inc., UnitedGlobalCom, Inc., Jupiter Telecommunications Co., Ltd., QVC, Inc., Court Television Network, Game Show Network, AOL Time Warner Inc., InterActiveCorp, Sprint PCS Group and The News Corporation Limited.



     Our principal executive offices are located at 12300 Liberty Boulevard, Englewood, Colorado 80112. Our main telephone number is (720) 875-5400.

TERMS OF THE DEBENTURES

     On March 26, 2003 and April 4, 2003, we completed the private placement of $1,750,000,000 aggregate original principal amount of our .75% Exchangeable Senior Debentures due 2023. On March 26, 2003, we entered into a registration rights agreement with the initial purchasers, in which we agreed to file for the benefit of the holders of the debentures a shelf registration statement covering public resales of the debentures. This prospectus is part of that shelf registration statement, and the debentures being offered hereby are those initially sold by us in the private placement.


     Set forth below is a summary description of the terms of the debentures being offered hereby. We refer you to "Description of the Debentures," beginning on page 25, for a more complete description of the debentures.


Issuer........................   Liberty Media Corporation.

Securities Offered............   $1,750,000,000 aggregate original principal
                                 amount of .75% Exchangeable Senior Debentures.

Maturity Date.................   The debentures will mature on March 30, 2023.

Payment at Maturity...........   At maturity, you will be entitled to receive
                                 the adjusted principal amount of your
                                 debentures plus accrued and unpaid interest and any final period distribution. We may make payment in reference shares, cash or any combination thereof.


Interest......................   Interest on the debentures accrue from and
                                 including March 26, 2003 and is payable in cash at an annual rate of .75% of the original principal amount of $1,000 per debenture.
                                 Interest is payable semi-annually in arrears on March 30 and September 30 of each year, commencing September 30, 2003. To the extent that such interest payments exceed an annualized yield of .75% of the adjusted principal amount from time to time in effect, the adjusted principal amount will be reduced so that the yield on the debentures derived from the semi-annual interest payments remains at .75%.



Ranking.......................   The debentures are our unsecured senior
                                 obligations and rank equally with all of our existing and future unsecured and unsubordinated obligations. The debentures are effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness, and are effectively subordinated to all liabilities of our subsidiaries to the extent of the value of their assets. As of March 31, 2003, we had no secured indebtedness and our consolidated subsidiaries had outstanding approximately
                                 $8,367 million of liabilities (of which
                                 approximately $5,819 million was deferred income taxes), all of which effectively ranks senior to the debentures.



Reference Shares..............   AOL Time Warner is the initial reference
                                 company, and the initial reference shares are shares of AOL Time Warner common stock. At the date of this prospectus, each $1,000 original principal amount of debentures is exchangeable for the exchange market value of 57.4079 reference shares. We may pay this amount by the delivery of the reference shares, cash or shares of our Series A common stock or any combination of the foregoing.

                                 The reference shares may change over time as to number, issuer and class of publicly-traded common equity securities as a result of the occurrence of any of the following events:



                                 - a stock dividend or distribution of AOL
                                   common stock or other publicly-traded common equity securities then comprising the reference shares;



                                 - a combination, subdivision or
                                   reclassification of the AOL common stock or other publicly-traded common equity securities then comprising the reference shares;



                                 - a merger or consolidation involving AOL or
                                   any successor reference company;



                                 - a statutory share exchange whereby the AOL
                                   common stock or other publicly-traded common equity securities then comprising the reference shares are exchanged for other publicly-traded common equity securities;



                                 - a liquidation or dissolution of AOL or any
                                   successor reference company; or



                                 - a tender or exchange offer for 30% or more of
                                   the AOL common stock or class of other
                                   publicly-traded common equity securities then comprising the reference shares.



                                 When we refer to reference shares in this prospectus, we mean the number and class of publicly traded common equity securities for which $1,000 original principal amount of debentures may then be exchanged.



Exchangeability...............   At your option, each debenture can be exchanged
                                 for the exchange market value of the reference shares attributable to that debenture. Upon exchange, holders will not be entitled to any cash payment representing accrued interest.
                                 Instead, accrued interest will be deemed paid by the exchange market value of the reference shares received by holders on exchange.
                                 Debentures called for redemption may be
                                 surrendered for exchange until the close of business on the fourth trading day prior to the redemption date.


                                 Upon exchange, we may choose to pay the
                                 exchange market value of the reference shares by delivering the reference shares attributable to the debentures being exchanged or the value thereof in cash, shares of our Series A common stock or a combination of reference shares, cash and shares of our Series A common stock.


                                 When we refer to the exchange market value of the reference shares, we mean the weighted average market price of those shares over the 15 scheduled trading days commencing on the fourth scheduled trading day following the date all of the requirements for a valid exchange have been satisfied by the tendering holder. We refer to the date on which all of those requirements have been satisfied as the exchange date. We will value our Series A common stock in the same manner.



                                 If we determine to deliver any consideration other than reference shares upon an exchange of debentures, we will provide notice to the tendering holder of the form of consideration that we will deliver by 9:30 a.m., New York City time, on the second trading day after the exchange date. We will base our determination as to what consideration we will deliver on a number of factors, including the trading prices of the reference shares and our Series A common stock, our perception of the relative values of those shares, any commitments we may have in respect of our holdings of reference shares and our cash position at that time. By way of example, if a holder had tendered for exchange $1,000 original principal amount of debentures with an exchange date of June 17, 2003, we would have delivered 78 shares of our Series A common stock (and $10.36 in lieu of a fractional share interest) for the exchange market value of the reference shares at that time of $923.49, had we determined to deliver solely shares of our Series A common stock in exchange therefor.



AOL and its Relationship to
the Debentures................   According to its public filings, AOL is a media
                                 and entertainment company, whose businesses include interactive services, cable systems, filmed entertainment, television networks, music and publishing. AOL is subject to ongoing investigations by the Securities and Exchange
                                 Commission and the Department of Justice and pending shareholder litigation. For more information concerning AOL, including the investigations and pending litigation, please see the section entitled "AOL Timer Warner
                                 Inc." in this prospectus.


                                 Neither AOL nor any other company other than Liberty will have any obligations whatsoever under the debentures. This prospectus relates solely to an offering of the debentures and does not relate to any offering of shares of AOL common stock or any other securities of AOL.


Additional Distributions......   We will distribute, as an additional
                                 distribution on each debenture, cash,
                                 securities (other than publicly traded common equity securities) or other property that correspond to any dividends, distributions or other payments made in respect of the reference shares attributable to that debenture. If any publicly traded common equity securities are distributed in respect of any reference shares, those securities will themselves become reference shares.


                                 Any additional distribution that we pay as a result of a regular cash dividend on reference shares will be distributed to you with the next semi-annual interest payment on the debentures. All other additional distributions will be paid or made within 20 business days after the payment or delivery of the related dividends or distributions on the reference shares.

                                 As of the date of this prospectus, AOL has never paid a cash dividend on its common stock.

Adjusted Principal Amount.....   The principal amount of the debentures will not
                                 be reduced by any regular cash dividend amount that we distribute to holders of the debentures.

                                 The original principal amount of the debentures will be reduced by the amount of all additional distributions that we make to holders of the debentures that are attributable to extraordinary distributions on or in respect of the reference shares. The adjusted principal amount will also be reduced on subsequent interest payment dates to the extent necessary so that the annualized yield on the debentures paid by us (based on the amount of semi-annual interest paid per debenture and the adjusted principal amount of a debenture) does not exceed .75% per annum of the adjusted principal amount of the debenture as of the next preceding interest payment date. In no event will the adjusted principal amount ever be less than zero. Reductions to the adjusted principal amount will not affect the amount of the semi-annual interest payment received by a holder of debentures, which is based on the original principal amount. As a result, any reduction in adjusted principal amount will necessarily result in a further reduction in adjusted principal amount on each subsequent interest payment date (beginning with the second succeeding interest payment date after the date of the additional distribution with respect to which the adjusted principal amount was so reduced). So long as the original principal amount is not reduced by the payment of additional distributions, it will not be reduced by any semi-annual interest payment.

Redemption at Our Option......   We may redeem the debentures at any time on or
                                 after April 5, 2008 at a redemption price equal to the adjusted principal amount plus accrued and unpaid interest and any final period distribution. We may pay the redemption price, at our election, in reference shares, cash or any combination thereof. If we make a partial redemption, debentures in an aggregate original principal amount of at least $100 million must remain outstanding.


Purchase at Your Option.......   You may tender your debentures for redemption
                                 on March 30, 2008, March 30, 2013, or March 30,
                                 2018 for payment of the adjusted principal amount plus accrued and unpaid interest and any final period distribution. We may elect to pay the purchase price in reference shares, cash, shares of our Series A common stock or any combination thereof.


Covenants.....................   The indenture governing the debentures contains
                                 covenants with respect to:

                                 - limitations on liens;

                                 - limitations on sale and leaseback; and

                                 - limitations on certain merger, consolidation
                                   and similar transactions.

                                 These covenants are subject to a number of important qualifications and exceptions. See "Description of the Debentures -- Certain Covenants."

Use of Proceeds...............   We will not receive any of the proceeds from
                                 the secondary sale by the selling security holders of debentures. This prospectus fulfills an obligation of ours under a registration rights agreement that we entered into with the initial purchasers of the debentures.

Book-entry only...............   The debentures have been issued in book-entry
                                 form and are represented by global debentures deposited with the Bank of New York on behalf of the Depository Trust Company. Except to the extent described herein, interests in the global debentures will be shown in, and transfers will be effected only through records maintained by DTC and its participants.

RATIO OF EARNINGS TO FIXED CHARGES


     The ratio of earnings to fixed charges of Liberty was 2.70 and 8.73 for the three months ended March 31, 2003 and 2002, respectively; 25.56 and 19.40 for the years ended December 31, 2000 and 1998, respectively; and 8.59 for the two months ended February 28, 1999. The ratio of earnings to fixed charges of Liberty was less than 1.00 for the years ended December 31, 2002 and 2001 and the ten months ended December 31, 1999; thus earnings available for fixed charges of Liberty were inadequate to cover fixed charges for these periods. The amount of the coverage deficiency was $4,722 million, $5,969 million and $2,253 million for the three months ended March 31, 2003, and March 31, 2002, the years ended December 31, 2002 and 2001 and the ten months ended December 31, 1999, respectively. For the ratio calculations, earnings available for fixed charges consist of earnings (losses) before income taxes, minority interest and share of losses of affiliates, plus interest expense (including amortization of capitalized expenses related to indebtedness), estimates of the interest within rental expense (one-third of rental expense) and distributed income of equity affiliates. Fixed charges consist of:


     - interest expense (including amortization of capitalized expenses related to indebtedness); and

     - estimates of the interest within rental expense (one-third of rental expense).

RISK FACTORS


     An investment in the debentures involves risks. See "Risk Factors" beginning on page 7 for a discussion of factors you should carefully consider before deciding to purchase any debentures.

                                  RISK FACTORS

     An investment in the debentures involves risk. You should carefully consider the following factors, as well as the other information included in this prospectus and in the documents we have incorporated by reference before deciding to purchase the debentures.

FACTORS RELATING TO THE DEBENTURES

     THE RETURN TO INVESTORS ON THE DEBENTURES DEPENDS ON THE AOL COMMON STOCK OR OTHER REFERENCE SHARES. The terms of the debentures differ from those of ordinary debt securities because:

     - the effective yield on the debentures may change depending upon the dividend policy of AOL or any other reference company and upon the trading prices of the reference shares during the term of the debentures;

     - if a holder exercises the exchange right, each debenture will be exchangeable, at the option of Liberty, for (1) the reference shares themselves, (2) the value of the reference shares attributable to such debenture in cash or shares of our Series A common stock, or (3) a combination of reference shares, cash and shares of our Series A common stock; and

     - the principal amount of the debentures will be reduced by the amount of any additional distribution that is made by Liberty following any extraordinary distribution that may be paid or made on or in respect of the reference shares.

     Accordingly, the return that a holder of the debentures will realize may be less than that of an ordinary fixed income debt security that may be issued by us.

     We do not have any control over the dividend policy of AOL. As of the date of this prospectus, AOL has never paid a cash dividend on its common stock. We cannot assure you that AOL will ever pay a cash dividend on its common stock.

     We cannot predict whether the price of the AOL common stock will rise or fall. Trading prices of the AOL common stock will be influenced by AOL's operating results and by complex and interrelated political, economic, financial and other factors that can affect the capital markets generally, the New York Stock Exchange and the market segments of which AOL is a part.


     ONGOING INVESTIGATIONS BY THE SECURITIES AND EXCHANGE COMMISSION AND THE DEPARTMENT OF JUSTICE AND PENDING SHAREHOLDER LITIGATION INVOLVING AOL COULD NEGATIVELY AFFECT THE VALUE OF THE DEBENTURES. According to public filings of AOL, the Securities and Exchange Commission and the Department of Justice are investigating AOL's financial reporting and disclosure practices. AOL has also disclosed that, as of May 12, 2003, there were approximately 40 putative class action and shareholder derivative lawsuits alleging violations of federal and state securities laws as well as purported breaches of fiduciary duties pending against AOL, certain of its current and former executives, past and present members of its board of directors and, in certain instances, its America Online unit. In addition, AOL has disclosed that there are three actions making allegations of ERISA violations. The complaints purport to be made on behalf of certain of AOL's shareholders and allege, among other things, that AOL made material misrepresentations and/or omissions of material facts in violation of
Section 10(b) of the Exchange Act, Rule 10b-5 promulgated thereunder and Section 20(a) of the Exchange Act. We are unable to predict the outcome of the SEC and DOJ investigations and the pending shareholder litigation, and any costs associated with judgments in or settlements of these matters could adversely affect AOL's financial condition and results of operations, the value of the reference shares and, consequently, the value of the debentures.



     AOL HAS NO OBLIGATIONS WITH RESPECT TO THE DEBENTURES. AOL is not involved in the offering of the debentures, and neither AOL nor any other reference company has any obligations with respect to the debentures, including any obligation to take our interests or your interests into consideration for any reason or under any circumstance. Holders of the debentures are not entitled to any rights with respect to the reference shares other than indirectly pursuant to the express terms of the debentures or at such time, if any, that the debentures are tendered for purchase or exchange and we elect to deliver reference shares in connection therewith.

     THE NUMBER OF REFERENCE SHARES ATTRIBUTABLE TO THE DEBENTURES WILL NOT BE ADJUSTED FOR SOME DILUTIVE TRANSACTIONS INVOLVING THE REFERENCE SHARES. If specific dilutive or anti-dilutive events occur with respect to the reference shares, the number and type of reference shares that will be used to calculate the amount of cash or number of reference shares or shares of our Series A common stock you will receive upon maturity, exchange, redemption or purchase of a debenture, as applicable, will be adjusted to reflect such events. These adjustments will not take into account various other events, such as offerings of reference shares by a reference company for cash or business acquisitions by a reference company with the reference shares, that may adversely affect the price of the reference shares and may adversely affect the trading price and market value of the debentures. We cannot assure you that a reference company will not make offerings of the reference shares or other equity securities or enter into such business acquisitions in the future.


     PURCHASING THE DEBENTURES INVOLVES POTENTIAL ADVERSE TAX CONSEQUENCES. Before purchasing the debentures, you should recognize that the amount of interest income required to be included in income by you for each year will be in excess of the semi-annual interest payments you actually receive. Any gain recognized by you on the sale or exchange of the debentures will be ordinary income; any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss. See "Certain United States Federal Income Tax Considerations."



     THE DEBENTURES ARE A RECENT ISSUE OF SECURITIES FOR WHICH THERE IS CURRENTLY NO ACTIVE TRADING MARKET. The debentures were initially issued in March 2003 in a private placement and have no public trading market. If a liquid trading market does not develop or is not maintained, holders of the debentures may experience difficulty in reselling the debentures or may be unable to sell them at all. We cannot assure you that an active public market or other market for the debentures will develop or be maintained. If a market for the debentures develops, it may be discontinued at any time.


     The liquidity of any market for the debentures will depend upon the number of holders of the debentures, our operating performance, the operating performance of AOL or any other reference company, the interest of securities dealers in making a market in the debentures and other factors. A liquid trading market may not develop for the debentures. Furthermore, the market price for the debentures may be subject to substantial fluctuations. Factors such as the following may have a significant effect on the market price of the debentures:

     - the market price of the AOL common stock or any other reference shares;

     - hedging or arbitrage trading activity that may develop involving the debentures and the AOL common stock or any other reference shares;

     - actual or anticipated fluctuations in our operating results;

     - our perceived business prospects;

     - general economic conditions, including prevailing interest rates; and

     - the market for similar securities.

FACTORS RELATING TO OUR COMPANY

     OUR HOLDING COMPANY STRUCTURE COULD RESTRICT ACCESS TO FUNDS OF OUR SUBSIDIARIES THAT MAY BE NEEDED TO SERVICE THE DEBENTURES. Creditors of our subsidiaries have a claim on their assets that is senior to that of holders of the debentures. We are a holding company with no significant assets other than our equity interests in our subsidiaries and business affiliates and cash, cash equivalents and marketable securities. We are the only company obligated to make payments under the debentures. Our subsidiaries are separate and distinct legal entities and they have no obligation, contingent or otherwise, to pay any amounts due under the debentures or to make any funds available for any of those payments.

     All of the liabilities of our subsidiaries effectively rank senior to the debentures to the extent of the value of the assets of our subsidiaries. A substantial portion of our consolidated liabilities consists of liabilities incurred by our subsidiaries. Moreover, the indenture governing the debentures does not limit the amount of indebtedness that may be incurred by our subsidiaries in the future. Our rights and those of our creditors, including holders of the debentures, to participate in the distribution of assets of any subsidiary upon the latter's liquidation or reorganization will be subject to prior claims of the subsidiary's creditors, including trade creditors, except to the extent we may be a creditor with recognized claims against the subsidiary. Where we are a creditor of a subsidiary, our claims will still be subject to the prior claims of any secured creditor of that subsidiary and to the claims of any holder of indebtedness that is senior to our claim. As of March 31, 2003, the aggregate amount of the total liabilities of our consolidated subsidiaries was approximately $8,367 million, of which approximately $5,819 million was deferred income taxes.


     WE DEPEND ON A LIMITED NUMBER OF POTENTIAL CUSTOMERS FOR CARRIAGE OF OUR PROGRAMMING SERVICES. The cable television and direct-to-home satellite industries are currently undergoing a period of consolidation. As a result, the number of potential buyers of our programming services and those of our business affiliates is decreasing. Until August of 2001, we were a subsidiary of AT&T Corp. AT&T's cable television subsidiaries, which operated under the name AT&T Broadband, were parties to a combination with Comcast Corporation on November 18, 2002. At the time of that combination, AT&T Broadband was one of the two largest operators of cable television systems in the United States and, together with its cable television affiliates, was the largest single customer of our programming companies. With respect to some of our programming services and those of our business affiliates, this was the case by a significant margin. Today, the combined companies operate the largest number of cable television systems in the United States. Many of the existing agreements between the former AT&T Broadband cable television subsidiaries and affiliates and the program suppliers owned by or affiliated with us were entered into with Tele-Communications, Inc., prior to its merger with AT&T in March of 1999. We were a subsidiary of TCI at the time of that merger. There can be no assurance that our owned and affiliated program suppliers will be able to negotiate renewal agreements with those cable television subsidiaries and affiliates on commercially reasonable terms or at all. Although AT&T agreed to extend any existing affiliation agreement of ours and our affiliates that expires on or before March 9, 2004 to a date not before March 9, 2009, that agreement is conditioned on mutual most favored nation terms being offered and the arrangements being consistent with industry practice. In addition, we cannot assure you as to what effect, if any, the combination of AT&T Broadband and Comcast will have on our programming arrangements with the cable subsidiaries and affiliates of the former AT&T Broadband. We are currently engaged in litigation with Comcast concerning certain of these programming arrangements.

     THE LIQUIDITY AND VALUE OF OUR INTERESTS IN OUR BUSINESS AFFILIATES MAY BE ADVERSELY AFFECTED BY SHAREHOLDER AGREEMENTS AND SIMILAR AGREEMENTS TO WHICH WE ARE A PARTY. We own equity interests in a broad range of domestic and international video programming and communications businesses. A significant portion of the equity securities we own is held pursuant to shareholder agreements, partnership agreements and other instruments and agreements that contain provisions that affect the liquidity, and therefore the realizable value, of those securities. Most of these agreements subject the transfer of the stock, partnership or other interests constituting equity securities to consent rights or rights of first refusal of the other shareholders or partners. In certain cases, a change in control of our company or of the subsidiary holding our equity interest will give rise to rights or remedies exercisable by other shareholders or partners, such as a right to initiate or require the initiation of buy/sell procedures. Some of our subsidiaries and business affiliates are parties to loan agreements that restrict changes in ownership of the borrower without the consent of the lenders. All of these provisions will restrict our ability to sell those equity securities and may adversely affect the price at which those securities may be sold. For example, in the event buy/sell procedures are initiated at a time when we are not in a financial position to buy the initiating party's interest, we could be forced to sell our interest at a price based upon the value established by the initiating party, and that price might be significantly less than what we might otherwise obtain.

     WE DO NOT HAVE THE RIGHT TO MANAGE OUR BUSINESS AFFILIATES, WHICH MEANS WE CANNOT CAUSE THOSE AFFILIATES TO OPERATE IN A MANNER THAT IS FAVORABLE TO
US. We do not have the right to manage the businesses or affairs of any of our business affiliates in which we have less than a majority voting interest. Rather, our rights may take the form of representation on the board of directors or a partners' or similar committee that supervises management or possession of veto rights over significant or extraordinary actions. The scope of our veto rights varies from agreement to agreement. Although our board representation and veto rights may enable us to exercise influence over the management or policies of an affiliate and enable us to prevent the sale of material assets by a business affiliate in which we own less than a majority voting interest or prevent it from paying dividends or making distributions to its shareholders or partners, they do not enable us to cause these actions to be taken.

     OUR BUSINESS IS SUBJECT TO RISKS OF ADVERSE GOVERNMENT
REGULATION. Programming services, cable television systems and satellite carriers are subject to varying degrees of regulation in the United States by the Federal Communications Commission and other entities. Such regulation and legislation are subject to the political process and have been in constant flux over the past decade. In addition, substantially every foreign country in which we have, or may in the future make, an investment regulates, in varying degrees, the distribution and content of programming services and foreign investment in programming companies and wireline and wireless cable communications, satellite and telephony services. Further material changes in the law and regulatory requirements must be anticipated, and there can be no assurance that our business and the business of our affiliates will not be adversely affected by future legislation, new regulation or deregulation.


     WE MAY MAKE SIGNIFICANT CAPITAL CONTRIBUTIONS AND LOANS TO OUR SUBSIDIARIES AND BUSINESS AFFILIATES TO COVER THEIR OPERATING LOSSES AND FUND THEIR DEVELOPMENT AND GROWTH, WHICH COULD LIMIT THE AMOUNT OF CASH AVAILABLE TO PAY OUR OWN FINANCIAL OBLIGATIONS OR TO MAKE ACQUISITIONS OR INVESTMENTS. The development of video programming, communications and technology businesses involves substantial costs and capital expenditures. As a result, many of our business affiliates have incurred operating and net losses to date and are expected to continue to incur significant losses for the foreseeable future. Our results of operations include our, and our consolidated subsidiaries', share of the net earnings (losses) of affiliates. Our results of operations included $31 million, $(394) million, $(453) million, $(4,906) million and $(3,485) million for the three months ended March 31, 2003 and 2002, and the years 2002, 2001 and 2000, respectively, attributable to net earnings (losses) of affiliates.



     We have assisted, and may in the future assist, our subsidiaries and business affiliates in their financing activities by guaranteeing bank and other financial obligations. At March 31, 2003, we had guaranteed various loans, notes payable, letters of credit and other obligations of certain of our subsidiaries and business affiliates totaling approximately $294 million. In addition, we have guaranteed certain film rights obligations of one of our subsidiaries. This guarantee aggregated $722 million at December 31, 2002.


     To the extent we make loans and capital contributions to our subsidiaries and business affiliates or we are required to expend cash due to a default by a subsidiary or business affiliate of any obligation we guarantee, there will be that much less cash available to us with which to pay our own financial obligations or make acquisitions or investments.

     IF WE FAIL TO MEET REQUIRED CAPITAL CALLS TO A SUBSIDIARY OR BUSINESS AFFILIATE, WE COULD BE FORCED TO SELL OUR INTEREST IN THAT COMPANY, OUR INTEREST IN THAT COMPANY COULD BE DILUTED OR WE COULD FORFEIT IMPORTANT RIGHTS. We are parties to shareholder and partnership agreements that provide for possible capital calls on shareholders and partners. Our failure to meet a capital call, or other commitment to provide capital or loans to a particular subsidiary or business affiliate, may have adverse consequences to us. These consequences may include, among others, the dilution of our equity interest in that company, the forfeiture of our right to vote or exercise other rights, the right of the other shareholders or partners to force us to sell our interest at less than fair value, the forced dissolution of the company to which we have made the commitment or, in some instances, a breach of contract action for damages against us. Our ability to meet capital calls or other capital or loan commitments is subject to our ability to access cash. See "-- We could be unable in the future to obtain cash in amounts sufficient to service our financial obligations" below.

     WE ARE SUBJECT TO THE RISK OF POSSIBLY BECOMING AN INVESTMENT
COMPANY. Because we are a holding company and a significant portion of our assets consists of investments in companies in which we own less than a 50% interest, we run the risk of inadvertently becoming an investment company that is required to register under the Investment Company Act of 1940. Registered investment companies are subject to extensive, restrictive and potentially adverse regulation relating to, among other things, operating methods, management, capital structure, dividends and transactions with affiliates. Registered investment companies are not permitted to operate their business in the manner in which we operate our business, nor are registered investment companies permitted to have many of the relationships that we have with our affiliated companies.

     To avoid regulation under the Investment Company Act, we monitor the value of our investments and structure transactions with an eye toward the Investment Company Act. As a result, we may structure transactions in a less advantageous manner than if we did not have Investment Company Act concerns, or we may avoid otherwise economically desirable transactions due to those concerns. In addition, events beyond our control, including significant appreciation or depreciation in the market value of certain of our publicly traded holdings, could result in our becoming an inadvertent investment company. If we were to become an inadvertent investment company, we would have one year to divest of a sufficient amount of investment securities and/or acquire other assets sufficient to cause us to no longer be an investment company.

     If it were established that we were an unregistered investment company, there would be a risk, among other material adverse consequences, that we could become subject to monetary penalties or injunctive relief, or both, in an action brought by the SEC, that we would be unable to enforce contracts with third parties or that third parties could seek to obtain rescission of transactions with us undertaken during the period it was established that we were an unregistered investment company.

     THOSE OF OUR BUSINESS AFFILIATES THAT OPERATE OFFSHORE ARE SUBJECT TO NUMEROUS OPERATIONAL RISKS. A number of our business affiliates operate primarily in countries other than the United States. Their businesses are thus subject to the following inherent risks:

     - fluctuations in currency exchange rates;

     - longer payment cycles for sales in foreign countries that may increase the uncertainty associated with recoverable accounts;

     - difficulties in staffing and managing international operations; and

     - political unrest that may result in disruptions of services that are critical to their businesses.

     THE ECONOMIES IN MANY OF THE OPERATING REGIONS OF OUR INTERNATIONAL BUSINESS AFFILIATES HAVE RECENTLY EXPERIENCED RECESSIONARY CONDITIONS, WHICH HAS ADVERSELY AFFECTED THE FINANCIAL CONDITION OF THEIR BUSINESSES. The economies in many of the operating regions of our international business affiliates have recently experienced moderate to severe recessionary conditions, including Argentina, Chile, the United Kingdom, Germany and Japan, among others, which has strained consumer and corporate spending and financial systems and financial institutions in these areas. As a result, our affiliates have experienced a reduction in consumer spending and demand for services coupled with an increase in borrowing costs, which has, in some cases, caused our affiliates to default on their own indebtedness. We cannot assure you that these economies will recover in the future or that continued economic weakness will not lead to further reductions in consumer spending or demand for services. We also cannot assure you that our affiliates in these regions will be able to obtain sufficient capital or credit to fund their operations.


     WE HAVE TAKEN SIGNIFICANT IMPAIRMENT CHARGES DUE TO OTHER THAN TEMPORARY DECLINES IN THE MARKET VALUE OF CERTAIN OF OUR AVAILABLE FOR SALE
SECURITIES. We own equity interests in a significant number of publicly traded companies which we account for as available for sale securities. We are required by accounting principles generally accepted in the United States to determine, from time to time, whether a decline in the market value of any of those investments below our cost for that investment is other than temporary. If we determine that it is, we are required to write down our cost to a new cost basis, with the amount of the write-down accounted for as a realized loss in the determination of net income for the period in which the write-down occurs. We realized losses of $6,053 million, $4,101 million and $1,463 million for the years ended December 31, 2002, 2001 and 2000, respectively, and $21 million for the three months ended March 31, 2003, due to other than temporary declines in the fair value of certain of our available for sale securities, and we may be required to realize further losses of this nature in future periods. We did not realize such a loss for the three months ended March 31, 2002. We consider a number of factors in determining the fair value of an investment and whether any decline in an investment is other than temporary. As our assessment of fair value and any resulting impairment losses requires a high degree of judgment and includes significant estimates and assumptions, the actual amount we may eventually realize for an investment could differ materially from our assessment of the value of that investment made in an earlier period.


     WE COULD BE UNABLE IN THE FUTURE TO OBTAIN CASH IN AMOUNTS SUFFICIENT TO SERVICE OUR FINANCIAL OBLIGATIONS. Our ability to meet our financial obligations depends upon our ability to access cash. We are a holding company, and our sources of cash include our available cash balances, net cash from operating activities, dividends and interest from our investments, availability under credit facilities and proceeds from asset sales. We cannot assure you that we will maintain significant amounts of cash, cash equivalents or marketable securities in the future.


     We obtained from one of our subsidiaries net cash in the form of dividends in the amount of $8 million, $23 million and $5 million in calendar years 2002, 2001 and 2000, respectively. We did not obtain any cash from our subsidiaries during the three months ended March 31, 2003. The ability of our operating subsidiaries to pay dividends or to make other payments or advances to us depends on their individual operating results and any statutory, regulatory or contractual restrictions to which they may be or may become subject. Some of our subsidiaries are subject to loan agreements that restrict sales of assets and prohibit or limit the payment of dividends or the making of distributions, loans or advances to shareholders and partners.


     We generally do not receive cash, in the form of dividends, loans, advances or otherwise, from our business affiliates. In this regard, we do not have sufficient voting control over most of our business affiliates to cause those companies to pay dividends or make other payments or advances to their partners or shareholders, including us.

     WE ARE SUBJECT TO BANK CREDIT AGREEMENTS THAT CONTAIN RESTRICTIONS ON HOW WE FINANCE OUR OPERATIONS AND OPERATE OUR BUSINESS, WHICH COULD IMPEDE OUR ABILITY TO ENGAGE IN TRANSACTIONS THAT WOULD BE BENEFICIAL TO US. Our subsidiaries are subject to significant financial and operating restrictions contained in outstanding credit facilities. These restrictions will affect, and in some cases significantly limit or prohibit, among other things, the ability of our subsidiaries to:

     - borrow more funds;

     - pay dividends or make other distributions;

     - make investments;

     - engage in transactions with affiliates; or

     - create liens.

     The restrictions contained in these credit agreements could have the following adverse effects on us, among others:

     - we could be unable to obtain additional capital in the future to:

      - fund capital expenditures or acquisitions that could improve the value of our company;

      - permit us to meet our loan and capital commitments to our business affiliates;

      - allow us to help fund the operating losses or future development of our business affiliates; or

      - allow us to conduct necessary corporate activities;

     - we could be unable to access the net cash of our subsidiaries to help meet our own financial obligations;

     - we could be unable to invest in companies in which we would otherwise invest; and

     - we could be unable to obtain lower borrowing costs that are available from secured lenders or engage in advantageous transactions that monetize our assets.

     In addition, some of the credit agreements to which our subsidiaries are parties require them to maintain financial ratios, including ratios of total debt to operating cash flow and operating cash flow to interest expense. If our subsidiaries fail to comply with the covenant restrictions contained in the credit agreements, that failure could result in a default that accelerates the maturity of the indebtedness under those agreements. Such a default could also result in indebtedness under other credit agreements and certain debt securities becoming due and payable due to the existence of cross-default or cross-acceleration provisions of these credit agreements and in the indentures governing these debt securities.


     As of March 31, 2003, the subsidiary of our company that operates the DMX Music service was not in compliance with three covenants contained in its bank loan agreement, under which it has $89 million outstanding. Although the subsidiary and the participating banks have entered into a forbearance agreement whereby the banks have agreed to forbear from exercising certain default-related remedies against the subsidiary through March 31, 2004, we cannot assure you that the subsidiary will be able to regain covenant compliance or refinance the bank loan or that the banks will not eventually seek to exercise their remedies.

     OUR STOCK PRICE MAY DECLINE SIGNIFICANTLY BECAUSE OF STOCK MARKET FLUCTUATIONS THAT AFFECT THE PRICES OF THE PUBLIC COMPANIES IN WHICH WE HAVE OWNERSHIP INTERESTS. The stock market has recently experienced significant price and volume fluctuations that have affected the market prices of securities of media and other technology companies. We own equity interests in many media and technology companies. If market fluctuations cause the stock price of these companies to decline, our stock price may decline.

     OUR STOCK PRICE HAS FLUCTUATED SIGNIFICANTLY OVER THE LAST YEAR. During the past year, the stock market has experienced significant price and volume fluctuations that have affected the market prices of our stock. In the future, our stock price may be materially affected by, among other things:

     - actual or anticipated fluctuations in our operating results or those of the companies in which we invest;

     - potential acquisition activity by our company or the companies in which we invest;

     - changes in financial estimates by securities analysts regarding our company or companies in which we invest; or

     - general market conditions.

     IT MAY BE DIFFICULT FOR A THIRD PARTY TO ACQUIRE US, EVEN IF DOING SO MAY BE BENEFICIAL TO OUR SHAREHOLDERS. Certain provisions of our restated certificate of incorporation and bylaws may discourage, delay or prevent a change in control of our company that a shareholder may consider favorable. These provisions include the following:

     - authorizing a dual class structure, which entitles the holders of our Series B common stock to ten votes per share and the holders of our Series A common stock to one vote per share;

     - authorizing the issuance of "blank check" preferred stock that could be issued by our board of directors to increase the number of outstanding shares and thwart a takeover attempt;

     - classifying our board of directors with staggered three-year terms, which may lengthen the time required to gain control of our board of directors;

     - limiting who may call special meetings of shareholders;

     - prohibiting shareholder action by written consent, thereby requiring all shareholder actions to be taken at a meeting of the shareholders; and

     - establishing advance notice requirements for nominations of candidates for election to the board of directors or for proposing matters that can be acted upon by shareholders at shareholder meetings.

Our chairman, John C. Malone, holds the power to direct the vote of approximately 44% of our outstanding voting power, including the power to direct the vote of approximately 94% of the outstanding shares of our Series B common stock. Dr. Malone holds a portion of his voting power over our Series B common stock pursuant to a shareholders agreement with the Estate of Bob Magness, Gary Magness, the late Kim Magness and certain limited liability companies controlled by the Magnesses.

     Section 203 of the Delaware General Corporation Law and our stock option plan may also discourage, delay or prevent a change in control of our company even if such change of control would be in the best interests of our shareholders.

          CAUTIONARY STATEMENTS CONCERNING FORWARD LOOKING STATEMENTS

     Certain statements in this prospectus constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent that such statements are not recitations of historical fact, such statements constitute forward-looking statements which, by definition, involve risks and uncertainties. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:

     - general economic and business conditions and industry trends;

     - spending on domestic and foreign television advertising;

     - the regulatory and competitive environment of the industries in which we, and the entities in which we have interests, operate;

     - continued consolidation of the broadband distribution industry;

     - uncertainties inherent in new business strategies, new product launches and development plans;

     - rapid technological changes;

     - the acquisition, development and/or financing of telecommunications networks and services;

     - the development and provision of programming for new television and telecommunications technologies;

     - future financial performance, including availability, terms and deployment of capital;

     - the ability of vendors to deliver required equipment, software and services;

     - the outcome of any pending or threatened litigation;

     - availability of qualified personnel;

     - changes in, or failure or inability to comply with, government regulations, including, without limitation, regulations of the Federal Communications Commission, and adverse outcomes from regulatory proceedings;

     - changes in the nature of key strategic relationships with partners and joint venturers;

     - competitor responses to our products and services, and the products and services of the entities in which we have interests, and the overall market acceptance of such products and services; and

     - threatened terrorist attacks and ongoing military action, including armed conflict in the Middle East and other parts of the world.

These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this prospectus, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based.

                                USE OF PROCEEDS


     We will not receive any of the proceeds from the sale of the debentures by the selling security holders. We have filed, and have caused to become effective, the registration statement of which this prospectus is a part solely to satisfy our obligation to register the debentures pursuant to the terms of a registration rights agreement we entered into with the initial purchasers of the debentures in March 2003.

                              AOL TIME WARNER INC.


GENERAL


     AOL has outstanding two classes of stock: common stock, par value $.01 per share (which we refer to as AOL common stock), and Series LMCN-V common stock, par value $.01 per share, which has substantially identical characteristics, except that the Series LMCN-V common stock is entitled to limited voting rights and is not subject to redemption by AOL to prevent the loss of any governmental license or franchise. We hold all of the outstanding shares of Series LMCN-V common stock. The shares of Series LMCN-V common stock will convert into shares of AOL common stock, on a one to one basis, upon a transfer of the shares of Series LMCN-V common stock to a third party.

     The AOL common stock will initially comprise the reference shares. As of the date of this prospectus, 57.4079 reference shares are initially attributable to each $1,000 original principal amount of debentures. The reference shares will also include any other publicly traded common equity securities that may be distributed on or in respect of the AOL common stock, or on or with respect to any publicly traded common equity security into which any of those securities may be converted or exchanged. In describing the debentures, we refer to AOL and any other company which may in the future become an issuer of reference shares as a reference company.

     According to publicly available documents, AOL is a media and entertainment company whose businesses include interactive services, cable systems, filmed entertainment, television networks, music and publishing. AOL classifies its businesses into the following fundamental areas:

     - America Online, consisting principally of interactive services such as the AOL and CompuServe services, Web properties such as Netscape, Moviefone and MapQuest, instant messaging services such as AOL Instant Messenger and ICQ, Internet technologies and electronic commerce services;

     - cable, consisting principally of interests in cable television systems, including Time Warner Cable;

     - filmed entertainment, consisting principally of interests in filmed entertainment and television production, including Warner Bros. and New Line Cinema;

     - networks, consisting principally of interests in cable television and broadcast network programming, including WTBS Superstation, TNT, Cartoon Network, CNN News Group, Home Box Office and The WB Television Network;

     - music, consisting principally of interests in recorded music, music publishing, and DVD manufacturing including Warner Music Group and such labels as Atlantic, Elektra, Rhino, Warner Bros. Records and Warner Music International; and

     - publishing, consisting principally of interests in magazine publishing, book publishing and direct marketing, including Time, People and Sports Illustrated magazines, Warner Books and Little, Brown and Company.

     AOL is required to file reports and other information with the SEC. Copies of these reports and other information may be inspected and copied at the SEC offices specified under "Where to Find More Information" below.


ONGOING INVESTIGATIONS BY THE SECURITIES AND EXCHANGE COMMISSION AND THE DEPARTMENT OF JUSTICE AND PENDING SHAREHOLDER LITIGATION



     AOL has disclosed that the Securities and Exchange Commission and the Department of Justice are conducting investigations into the accounting and disclosure practices of AOL. In its disclosures, AOL has stated that it discovered in August 2002 information that provided a basis to reexamine the accounting for three transactions totaling $49 million in advertising revenue at AOL's America Online unit. After discovering this information, AOL commenced an internal review under the direction of AOL's Chief Financial Officer into advertising transactions at the America Online unit and, as a result of the CFO review, AOL announced on October 23, 2002 that it intended to adjust the accounting for certain transactions. The adjustments had an aggregate impact of reducing the advertising and commerce revenues of AOL during the period from the third quarter of 2000 through the second quarter of 2002 by $190 million. At that time, AOL announced that it did not then anticipate that its CFO review would lead to any further restatement by AOL but disclosed that it could not predict the outcome of the separate SEC and DOJ investigations.



     Since AOL's October 2002 announcement, AOL has made the following public disclosures:



     - On January 28, 2003, AOL filed amendments to its Annual Report on Form 10-K/A for the year ended December 31, 2001 and its quarterly reports on Form 10-Q for the quarter ended March 31, 2002 and June 30, 2002 that included restated financial statements reflecting the adjustments announced on October 23, 2002.



     - AOL has continued its CFO review of advertising transactions at AOL's America Online unit. Based on that review, AOL has not, to date, announced a determination to make any further restatement.



     - As part of ongoing discussions between AOL and the SEC, in the first quarter of 2003, the staff of the SEC informed AOL that, based on information supplied by AOL, it was the preliminary view of the SEC staff that AOL's accounting for two related transactions between America Online and Bertelsmann, A.G. should be adjusted. According to AOL, these two transactions involved the following:



       - Bertelsmann had the right at two separate times to put a portion of its interest in AOL Europe to AOL (80% in January 2002 and the remaining 20% in July 2002) at an agreed upon price. AOL also had a call right on Bertelsmann's interests in AOL Europe at a higher price. If Bertelsmann exercised its put rights, AOL had the option to pay the put price either in cash or in AOL's stock or a combination thereof.



       - During 2001, AOL sought to persuade Bertelsmann that a contractual amendment guaranteeing Bertelsmann cash for its interest in AOL Europe had significant value to Bertelsmann (in an estimated range of approximately $400-$800 million). In exchange for agreeing to such an amendment, AOL wanted Bertelsmann to extend and/or expand its relationship with AOL as a significant purchaser of advertising. AOL disclosed various reasons why it was preferable for AOL to settle in cash.



       - By separate agreements executed in March and December of 2001, AOL agreed to settle the put transactions in cash rather than in stock, without any change to the put prices. Contemporaneously with the agreements to pay in cash, Bertelsmann agreed to purchase additional advertising from AOL of $125 million and $275 million, respectively. The amount of advertising purchased by Bertelsmann pursuant to these two transactions was recognized by AOL as these advertisements were run (almost entirely at the America Online unit) during the period from the first quarter of 2001 through the first quarter of 2003, with the advertising revenues recognized by AOL totaling $16.3 million, $65.5 million, $39.8 million and $0.5 million, respectively, for the four quarters ending December 31, 2001, and $80.3 million, $84.4 million, $51.6 million and $58.0 million, respectively, for the four quarters ending December 31, 2002, and $2.0 million was recognized in the first quarter of 2003. The remaining approximately $1.6 million is expected to be recognized by AOL during the remainder of 2003.



     - The SEC staff has expressed to AOL its preliminary view that at least some portion of the foregoing advertising revenue recognized by AOL should have been treated as a reduction in the put prices paid by AOL to Bertelsmann rather than as advertising revenue. Additionally, AOL has stated that it subsequently provided the SEC a written explanation of the basis for AOL's accounting for these transactions and the reasons why both AOL and its auditors believed that these transactions have been accounted for correctly. AOL has also disclosed that it is engaged in ongoing discussions with the SEC staff on this matter.



     - The SEC staff has also informed AOL that it is continuing to investigate a range of other transactions principally involving the America Online unit. AOL has stated that it intends to continue its efforts to cooperate with both the SEC and the DOJ investigations to resolve these matters and that it may not currently have access to all relevant information that may come to light in these investigations.



     It is not possible to predict the outcome of the ongoing SEC and DOJ investigations, and AOL has disclosed that it is possible that further restatement of AOL's financial statements may be necessary. It is also possible that the SEC may delay acting on any registration statement, such as the potential initial public offering of Time Warner Cable Inc., while its investigation of AOL is pending.



     In addition, AOL disclosed that as of May 12, 2003, there were approximately 40 putative class action and shareholder derivative lawsuits alleging violations of federal and state securities laws as well as purported breaches of fiduciary duties pending against AOL, certain of its current and former executives, past and present members of its board of directors and, in certain instances, America Online. In addition, AOL has disclosed that there are three actions making allegations of ERISA violations. The complaints purport to be made on behalf of certain of AOL's shareholders and allege, among other things, that AOL made material misrepresentations and/or omissions of material facts in violation of Section 10(b) of the Exchange Act, Rule 10b-5 promulgated thereunder and Section 20(a) of the Exchange Act. AOL has stated in its public filings that it is unable to predict the outcome of the pending shareholder litigation, it is incurring expenses as a result of the pending shareholder litigation and any costs associated with judgments in or settlements of these matters could adversely affect its financial condition and results of operations.



PUBLIC INFORMATION CONCERNING AOL


     This prospectus relates only to the debentures and does not relate to AOL common stock or any other securities of AOL. AOL has no obligations whatsoever under the debentures. All disclosures contained in this prospectus regarding AOL are derived from the publicly available documents referred to in the preceding paragraph. We have not participated in the preparation of AOL's documents nor made any due diligence inquiry with respect to the information provided in those documents. The initial purchasers have not made any due diligence inquiry with respect to the information provided in AOL's documents in connection with the offering of the debentures. Neither we nor the initial purchasers represent that AOL's publicly available documents or any other publicly available information regarding AOL are accurate or complete.

     We can not provide you with any assurance that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph that would affect the trading price of the AOL common stock, and therefore the trading price of the debentures, have been publicly disclosed. Subsequent disclosure of any such event or the disclosure of or failure to disclose material future events concerning AOL could affect the trading price of the debentures.

     We and our affiliates do not make any representation to you as to the performance of AOL, the AOL common stock or any other securities of AOL.

              PRICE RANGE AND DIVIDEND HISTORY OF AOL COMMON STOCK

     AOL common stock is listed and traded on the NYSE under the symbol "AOL". The following table sets forth, for the calendar quarters indicated, the range of high and low sale prices of AOL common stock as reported on the NYSE Composite Tape since January 11, 2001, the date on which the merger of AOL Online, Inc. and Time Warner Inc. was consummated.


                                                               AOL COMMON STOCK
                                                              ------------------
                                                               HIGH        LOW
                                                              -------     ------
2001:
  First quarter (beginning January 11)......................  $ 52.10      31.50
  Second quarter............................................  $ 58.51      33.46
  Third quarter.............................................  $ 53.30      27.40
  Fourth quarter............................................  $ 39.21      29.39
2002:
  First quarter.............................................  $ 32.92      22.10
  Second quarter............................................  $ 23.96      12.75
  Third quarter.............................................  $ 14.80       8.70
  Fourth quarter............................................  $ 17.89      10.26
2003:
  First quarter.............................................  $ 15.65       9.90
  Second quarter............................................  $ 16.39      10.80
  Third quarter (through July 14)...........................  $ 16.98      15.66



     The last reported sale price on the NYSE of one share of AOL common stock on July 14, 2003 was $16.51.


     At the date of this prospectus, AOL has never paid a cash dividend on its common stock.

                            SELLING SECURITY HOLDERS


     We issued and sold the debentures in a private placement that was exempt from the registration requirements of the Securities Act. We understand that the initial purchasers of the debentures, Bank of America Securities LLC and J.P. Morgan Securities Inc., subsequently resold the debentures in compliance with Rule 144A. Prior to the date of this prospectus, the debentures were transferable in accordance with Rule 144A and were eligible for trading in Nasdaq's Private Offerings, Resales and Trading Through Automated Linkages (PORTAL) market. The selling security holders listed below (including their transferees, pledgees, donees or successors) may offer and sell pursuant to this prospectus any or all of the debentures owned by them from time to time.


     In accordance with the terms of a registration rights agreement that we entered into with the initial purchasers of the debentures, we have made this prospectus available to the selling security holders so that they may publicly resell their debentures.


     The following table sets forth information with respect to each selling security holder and the principal amount of debentures owned by it. The entire principal amount of the debentures owned by each of the selling security holders named in the table may be sold pursuant to this prospectus. Because each selling security holder may sell all or some of its debentures from time to time under this prospectus, no estimate can be given at this time as to the principal amount of debentures that will be held by a particular selling security holder following any sale of debentures by it. In addition, some of the selling security holders named in the table may have sold, transferred, loaned or otherwise disposed of all or a portion of their debentures since the date they last advised us of their holdings. Hence, the total principal amount of debentures included in the following table does not equal the maximum aggregate principal amount of debentures to which this prospectus relates. Changes in the information concerning the selling security holders will be set forth in supplements to this prospectus, when and if necessary, or, in certain circumstances, in post-effective amendments to the registration statement of which this prospectus is a part.



THE FOLLOWING TABLE IS BEING UPDATED. THE FINAL LIST WILL INCLUDE THE NAMES OF SELLING SECURITY HOLDERS AS OF JULY 21, 2003, AND WILL INDICATE BY FOOTNOTE THE FOLLOWING INFORMATION, WHERE APPLICABLE, AS TO EACH SELLING SECURITY HOLDER: (1) ANY MATERIAL RELATIONSHIP IT HAD WITH LIBERTY WITHIN THE PAST THREE YEARS; (2) IF IT IS A REGISTERED BROKER DEALER: THAT IT IS AN UNDERWRITER FOR PURPOSES OF THE OFFERING; (3) IF IT IS AN AFFILIATE OF A REGISTERED BROKER DEALER: IF IT ACQUIRED ITS DEBENTURES IN THE ORDINARY COURSE OF ITS BUSINESS AND HAD NO PLAN OR ARRANGEMENT AT THE TIME OF PURCHASE WITH ANY PERSON TO DISTRIBUTE THE DEBENTURES [WITH RELATED DISCLOSURE THAT IT IS AN UNDERWRITER FOR PURPOSES OF THE OFFERING IF IT DID NOT PURCHASE IN THE ORDINARY COURSE OF ITS BUSINESS OR HAD SUCH A PLAN OR ARRANGEMENT]; AND (4) ANY PERSONS HAVING SOLE OR SHARED VOTING OR INVESTMENT CONTROL OVER THE SELLING SECURITY HOLDER IF THE SUM OF THE NUMBER OF SHARES OF LIBERTY SERIES A COMMON STOCK BENEFICIALLY OWNED BY IT PLUS THE NUMBER OF SHARES OF LIBERTY SERIES A COMMON STOCK WHICH LIBERTY MAY EXCHANGE FOR THE DEBENTURES HELD BY IT EQUALS OR EXCEEDS FIVE PERCENT OF LIBERTY'S OUTSTANDING SHARES OF SERIES A COMMON STOCK.



                                                                PRINCIPAL
                                                                AMOUNT OF
                                                                DEBENTURES     PERCENTAGE OF
                                                               THAT MAY BE      OUTSTANDING
NAME                                                             SOLD ($)       DEBENTURES
----                                                          --------------   -------------
1976 Distribution Trust FBO A.R. Lauder/Zinterhofer.........          13,000           *
2000 Revocable Trust FBO A.R. Lauder/Zinterhofer............          13,000           *

                                                                PRINCIPAL
                                                                AMOUNT OF
                                                                DEBENTURES     PERCENTAGE OF
                                                               THAT MAY BE      OUTSTANDING
NAME                                                             SOLD ($)       DEBENTURES
----                                                          --------------   -------------
Advent Convertible Master Cayman L.P........................      18,042,000         1.0%
Advisory Convertible Arbitrage Fund (I) L.P.................       1,000,000           *
AIG DKR SoundShore Oasis Holding Fund Ltd...................      50,000,000         2.9%
AIG DKR SoundShore Opportunity Holding Fund Ltd.............       3,000,000           *
Akela Capital Master Fund, Ltd..............................      12,000,000           *
Alcon Pharmaceuticals.......................................         682,000           *
Allentown City Firefighters Pension Plan....................          45,000           *
Allentown City Officers & Employees Pension Fund............          29,000           *
Allentown City Police Pension Plan..........................          60,000           *
Allstate Insurance Company..................................       3,400,000           *
Allstate Life Insurance Company.............................       9,000,000           *
Alpha US Sub Fund 4, LLC....................................       1,038,000           *
American Fidelity Assurance Company.........................         850,000           *
Arapahoe County Colorado....................................         108,000           *
Arbitex Master Fund, L.P....................................      30,000,000         1.7%
Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd.....      23,900,000         1.4%
Argent Classic Convertible Arbitrage Fund L.P...............       7,400,000           *
Argent LowLev Convertible Arbitrage Fund LLC................       4,600,000           *
Argent LowLev Convertible Arbitrage Fund Ltd................      14,700,000           *
Arlington County Employees Retirement System................       1,180,000           *
Asante Health...............................................         125,000           *
Associated Electric & Gas Insurance Services Limited........       2,500,000           *
Attorneys Title Insurance Fund..............................         125,000           *
Aventis Pension Master Trust................................         320,000           *
Banc of America Securities LLC..............................      16,900,000           *
Bank Austria Cayman Islands, Ltd............................       5,900,000           *
Bank of America Pension Plan................................       3,000,000           *
Barclays Global Investors Limited...........................       1,500,000           *
Bear, Stearns & Co. Inc.....................................      25,000,000         1.4%
Blue Cross Blue Shield of Delaware, Inc.....................         160,000           *
BMO Nesbitt Burns Inc.......................................       4,000,000           *
BNP Paribas Equity Strategies, SNC..........................       1,864,000           *
Boilermaker -- Blacksmith Pension Trust.....................       1,800,000           *
British Virgin Islands Social Security Board................         156,000           *
CALAMOS(R) Convertible Fund CALAMOS(R) Investment Trust.....      17,720,000         1.0%
CALAMOS(R) Convertible Growth and Income Fund -- CALAMOS(R)
  Investment Trust..........................................      17,720,000         1.0%
CALAMOS(R) Convertible Portfolio -- CALAMOS(R) Advisors
  Trust.....................................................         200,000           *
CALAMOS(R) Global Convertible Fund -- CALAMOS(R) Investment
  Trust.....................................................         500,000           *
California Wellness Foundation, The.........................         500,000           *
Canyon Capital Arbitrage Master Fund, Ltd...................      24,750,000         1.4%

                                                                PRINCIPAL
                                                                AMOUNT OF
                                                                DEBENTURES     PERCENTAGE OF
                                                               THAT MAY BE      OUTSTANDING
NAME                                                             SOLD ($)       DEBENTURES
----                                                          --------------   -------------
Canyon Value Realization Fund (Cayman), Ltd.................      36,425,000         2.1%
Canyon Value Realization Fund, L.P..........................      12,375,000           *
Canyon Value Realization MAC 18, Ltd. (RMF).................       4,950,000           *
CareFirst BlueChoice, Inc...................................         125,000           *
CareFirst of Maryland, Inc..................................         450,000           *
Castle Convertible Fund, Inc................................         750,000           *
CEMEX Pension Plan..........................................         150,000           *
CGNU Life Assurance.........................................       2,350,000           *
Cheyne Leveraged Fund LP....................................      10,319,000           *
Cheyne Fund LP..............................................      18,114,000         1.0%
Chrysler Corporation Master Retirement Trust................       2,515,000           *
Citicorp Life Insurance Company.............................          39,000           *
Citigroup Global Markets -- formerly Salomon Smith Barney
  Inc.......................................................       9,476,000           *
City of Albany Pension Plan.................................         175,000           *
City of Birmingham Retirement & Relief System...............       1,300,000           *
City of Knoxville Pension System............................         370,000           *
City of New Orleans.........................................         360,000           *
City University of New York.................................         264,000           *
Cockrell Foundation, The....................................         150,000           *
Commercial Union Life Fund..................................       3,000,000           *
Consultim Group Capital Markets Funds.......................       2,000,000           *
Context Convertible Arbitrage Fund, LP......................       1,700,000           *
Context Convertible Arbitrage Offshore, LTD. ...............       1,500,000           *
Continental Assurance Company on behalf of its Separate
  Account (E)...............................................       2,200,000           *
Continental Casualty Company................................      22,800,000         1.3%
Convertible Securities Fund.................................          75,000           *
CooperNeff Convertible Strategies (Cayman) Master Fund,
  L.P.......................................................         377,000           *
Credit Lyonnais Securities (USA) Inc........................       6,000,000           *
Credit Suisse First Boston Europe Limited...................       8,000,000           *
Deep Rock and Co............................................       3,000,000           *
Delaware State Retirement Fund..............................       2,732,000           *
Delta Air Lines Master Trust-CV.............................       1,635,000           *
Delta Pilots Disability and Survivorship Trust..............         785,000           *
Deutsche Bank Securities Inc................................       2,450,000           *
Dorinco Reinsurance Company.................................       1,000,000           *
Dow Chemical Company Employees' Retirement Plan, The........       3,700,000           *
Duckbill and Co.............................................       1,000,000           *
Farmington Casualty Company.................................         328,000           *
Fondren Foundation, The.....................................         180,000           *
Fore Convertible Masterfund Ltd.............................      13,000,000           *
FreeState Health Plan, Inc. ................................          85,000           *

                                                                PRINCIPAL
                                                                AMOUNT OF
                                                                DEBENTURES     PERCENTAGE OF
                                                               THAT MAY BE      OUTSTANDING
NAME                                                             SOLD ($)       DEBENTURES
----                                                          --------------   -------------
Gaia Offshore Master Fund Ltd...............................      10,800,000           *
General Motors Welfare Benefit Trust........................       2,000,000           *
Genesee County Employees' Retirement System.................         700,000           *
Georgia Municipal Employees.................................       1,422,000           *
GMAM Group Pension Trust I..................................       1,500,000           *
Government of Singapore Investment Corporation PTE LTD. ....       5,000,000           *
Grable Foundation, The......................................         157,000           *
Grady Hospital Foundation...................................         234,000           *
Greek Catholic Union of the USA.............................         100,000           *
Group Hospitalization and Medical Services, Inc.............         480,000           *
Guggenheim Portfolio Co. XV, LLC............................       1,500,000           *
Guggenheim Portfolio Co. VIII, LLC..........................         620,000           *
Hamilton Multi-Strategy Master Fund, LP.....................       1,000,000           *
HealthNow New York, Inc.....................................         275,000           *
HFR Convertible Arbitrage Account...........................       1,142,000           *
HFR TQA Master Trust c/o TQA Investors, LLC.................       1,694,000           *
HSBC Trustee, Zola Managed Trust............................         250,000           *
Independence Blue Cross.....................................         744,000           *
Jackson County Employees' Retirement System.................         350,000           *
JMG Capital Partners, LP....................................      35,000,000         2.0%
JMG Triton Offshore Fund, Ltd...............................      55,000,000         3.1%
JP Morgan Securities Inc....................................       3,640,000           *
KBC Financial Products USA Inc..............................         500,000           *
Kettering Medical Center Funded Depreciation Account........         100,000           *
Knoxville Utilities Board Retirement System.................         200,000           *
Laurel Ridge Capital, LP....................................       3,000,000           *
LB Series Fund, Inc., High Yield Portfolio..................       1,100,000           *
LB Series Fund, Inc., Income Portfolio......................       1,200,000           *
LDG Limited.................................................       1,031,000           *
Lexington Vantage Fund, LTD c/o TQA Investors, LLC..........         231,000           *
Louisiana Workers' Compensation Corporation.................         425,000           *
Lutheran Brotherhood High Yield Fund........................         900,000           *
Lutheran Brotherhood Income Fund............................         800,000           *
Lyxor.......................................................       2,653,000           *
Lyxor Master Fund (under management of Arbitex Capital
  Limited)..................................................       5,000,000           *
Lyxor Master Fund Ref: Argent/LowLev CB c/o Argent..........       6,700,000           *
Lyxor Master Fund, c/o Zola Capital Management..............       1,750,000           *
Macomb County Employees' Retirement System..................         400,000           *
Mainstay Convertible Fund...................................       2,460,000           *
Man Convertible Bond Master Fund, Ltd.......................      14,444,000           *
Managed Assets Trust........................................         500,000           *

                                                                PRINCIPAL
                                                                AMOUNT OF
                                                                DEBENTURES     PERCENTAGE OF
                                                               THAT MAY BE      OUTSTANDING
NAME                                                             SOLD ($)       DEBENTURES
----                                                          --------------   -------------
Merril Lynch Insurance Group................................         597,000           *
Merrill, Lynch, Pierce, Fenner and Smith Inc................       1,902,000           *
Microsoft Corporation.......................................       2,390,000           *
Mill River Master Fund, L.P. ...............................       1,000,000           *
MLQA Convertible Securities Arbitrage, LTD. ................       9,500,000           *
Motion Picture Industry Health Plan -- Active Member Fund...         405,000           *
Motion Picture Industry Health Plan -- Retiree Member
  Fund......................................................         250,000           *
Municipal Employees.........................................         424,000           *
National Benefit Life Insurance Company.....................          23,000           *
Nations Convertible Securities Fund.........................       4,925,000           *
New Orleans Firefighters Pension & Relief Fund..............         240,000           *
NMS Services (Cayman) Inc...................................      17,500,000         1.0%
Nomura Securities Intl Inc. ................................      12,000,000           *
NORCAL Mutual Insurance Company.............................         525,000           *
Norwich Union Life and Pensions.............................       4,650,000           *
Occidental Petroleum Corporation............................         460,000           *
OCM Convertible Trust.......................................       4,070,000           *
Ohio Bureau of Workers Compensation.........................         322,000           *
Oppenheimer Convertible Securities Fund.....................       7,000,000           *
Pacific Life Insurance Company..............................       1,000,000           *
Partner Reinsurance Company Ltd.............................       1,110,000           *
Peoples Benefit Life Insurance Company Teamsters............      13,000,000           *
Phoenix Insurance Company, The..............................         579,000           *
Physicians' Reciprocal Insurers Account #7..................         800,000           *
Policeman and Firemen Retirement System of the City of
  Detroit...................................................       1,038,000           *
Port Authority of Allegheny County Retirement and Disability
  Allowance Plan for the Employees Represented by Local 85
  of the Amalgamated Transit Union..........................         825,000           *
Primerica Life Insurance Company............................         904,000           *
Pro-mutual..................................................       1,324,000           *
Qwest Occupational Health Trust.............................         440,000           *
Ramius Capital Group........................................       1,000,000           *
Ramius, LP..................................................         250,000           *
Ramius Master Fund, Ltd.....................................       8,625,000           *
Ramius Partners II, LP......................................         350,000           *
RBC Alternative Assets, L.P.................................         200,000           *
RCG Baldwin, LP.............................................       1,000,000           *
RCG Halifax Master Fund, Ltd................................       1,500,000           *
RCG Latitude Master Fund, Ltd...............................       8,775,000           *
RCG Multi Strategy Master Fund, Ltd.........................         500,000           *
Retail Clerks Pension Trust.................................       3,000,000           *
Retail Clerks Pension Trust #2..............................       1,500,000           *

                                                                PRINCIPAL
                                                                AMOUNT OF
                                                                DEBENTURES     PERCENTAGE OF
                                                               THAT MAY BE      OUTSTANDING
NAME                                                             SOLD ($)       DEBENTURES
----                                                          --------------   -------------
Royal Bank of Canada........................................      10,000,000           *
S.A.C. Capital Associates, LLC..............................       3,000,000           *
Sage Capital................................................       5,000,000           *
Salomon Brothers Asset Management, Inc......................      57,500,000         3.3%
San Francisco City and County ERS...........................       2,607,000           *
SCI Endowment Care Common Trust Fund -- First Union.........          50,000           *
SCI Endowment Care Common Trust Fund -- National Fiduciary
  Services..................................................         230,000           *
SCI Endowment Care Common Trust Fund -- Sun Trust...........         150,000           *
Singlehedge U.S. Convertible Arbitrage Fund.................          46,000           *
Southern Farm Bureau Life Insurance Company.................         750,000           *
Sphinx Fund c/o TQA Investors, LLC..........................         394,000           *
SPT.........................................................       1,800,000           *
St. Albans Partners LTD.....................................      18,000,000         1.0%
St. Thomas Trading, Ltd.....................................      27,556,000         1.6%
Standard Fire Insurance Company, The........................         529,000           *
State Employees' Retirement Fund of the State of Delaware...       1,720,000           *
State of Florida Division of Treasury.......................      10,550,000           *
State of Maryland Retirement Agency.........................       5,659,000           *
Sturgeon Limited............................................         264,000           *
Sunrise Partners Limited Partnership........................      17,000,000           *
SuttonBrook Capital Portfolio, LP...........................      42,500,000         2.4%
Tag Associates..............................................         225,000           *
Thrivent Financial for Lutherans............................       1,000,000           *
TO Securities (USA) Inc.....................................      67,500,000         3.9%
Topanga XI..................................................       3,900,000           *
TQA Master Fund, LTD........................................      19,292,000         1.1%
TQA Master Plus Fund, LTD...................................      13,318,000           *
Travelers Casualty and Surety Company, The..................         394,000           *
Travelers Casualty and Surety Company of Illinois, The......         356,000           *
Travelers Insurance Company -- Life, The....................       1,652,000           *
Travelers Insurance Company Separate Account TLAC, The......          85,000           *
Travelers Life and Annuity Company, The.....................         111,000           *
Travelers Series Trust Convertible Bond Portfolio...........         500,000           *
Trustmark Insurance.........................................         605,000           *
UBS AG LON F/B/O PB.........................................      20,000,000         1.1%
UFJ Investments Asia Limited................................      10,000,000           *
Union Carbide Retirement Account............................       1,500,000           *
United Food and Commercial Workers Local 1262 and Employers
  Pension Fund..............................................         800,000           *
Univar USA Inc. Retirement Plan.............................         375,000           *
Vanguard Convertible Securities Fund, Inc...................      11,180,000           *

                                                                PRINCIPAL
                                                                AMOUNT OF
                                                                DEBENTURES     PERCENTAGE OF
                                                               THAT MAY BE      OUTSTANDING
NAME                                                             SOLD ($)       DEBENTURES
----                                                          --------------   -------------
Wachovia Securities Inc.....................................      32,500,000         1.9%
Wachovia Securities International LTD.......................      38,000,000         2.2%
White River Securities L.L.C................................      25,000,000         1.4%
Wilmington Trust Co as Owner and Trustee for the Forrestal
  Funding Master Trust......................................     100,000,000         5.7%
Windmill Master Fund LP.....................................       6,000,000           *
Xavex Convertible Arbitrage 2 Fund..........................       1,400,000           *
Xavex Convertible Arbitrage #5..............................         600,000           *
Xavex-Convertible Arbitrage 7 Fund c/o TQA Investors, LLC...         462,000           *
Xavex-Convertible Arbitrage 10 Fund.........................       1,000,000           *
Yield Strategies Fund I, L.P................................      10,000,000           *
Yield Strategies Fund II, L.P...............................      11,000,000           *
Zola Partners, L.P..........................................       1,500,000           *
Zurich Institutional Benchmark Master Fund c/o Argent.......       1,900,000           *
Zurich Institutional Benchmarks Master Fund, LTD c/o TQA
  Investors, LLC............................................       2,427,000           *



Total.                                                        $1,354,796,000   %        77.4
                                                              ==============       =====


------------


*  Less than 1%.



     We prepared the above table based on information supplied to us by the selling security holders named in the table. Unless otherwise disclosed in the footnotes to the table, no selling security holder has indicated that it has had any material relationship with us or our affiliates during the past three years. The selling security holders listed in the above table may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their debentures since the date as of which the information is presented in the above table. We may add the names of other selling security holders and related information by means of a post-effective amendment to the registration statement of which this prospectus is a part.


                         DESCRIPTION OF THE DEBENTURES

     The debentures were issued as a separate series of securities under an indenture dated as of July 7, 1999, between Liberty and The Bank of New York, as trustee, as supplemented by a tenth supplemental indenture dated as of March 26, 2003, between Liberty and the trustee. When we refer to the indenture, we mean the indenture as supplemented by the tenth supplemental indenture. The terms of the debentures include those stated in the indenture and those terms made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The following summary of certain provisions of the indenture and the debentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the indenture. A copy of the indenture is available upon request from Liberty. Capitalized terms used and not otherwise defined in this section have the meanings ascribed to them in the indenture.

GENERAL

     The indenture provides that senior debt securities may be issued by Liberty thereunder from time to time in one or more series. The senior debt securities that Liberty may issue under the indenture, including the debentures, are collectively referred to in this section as the "senior debt securities." The indenture does not limit the aggregate principal amount of senior debt securities that may be issued under it. Senior debt securities of each series issued under the indenture, including the debentures, may be reopened at any time and additional securities of that series may be issued.

     The .75% Exchangeable Senior Debentures due 2023 constitute a separate series of senior debt securities under the indenture. The debentures are unsecured senior obligations of Liberty and are initially limited to an aggregate original principal amount of $1,750,000,000. They will mature on March 30, 2023, unless earlier exchanged by the holders, purchased by us at the option of the holders or redeemed by us. When we refer to a "debenture" in this section, we are referring to a debenture in the original principal amount of $1,000.

     The indenture does not contain any provision that restricts the ability of Liberty to incur additional indebtedness. It also does not afford holders of debentures any protection in the event of a decline in Liberty's credit quality as a result of a takeover, recapitalization or similar transaction involving Liberty. Subject to the limitations set forth under "-- Successor Corporation" below, Liberty may enter into transactions, including a sale of all or substantially all of its assets, a merger or a consolidation, that could substantially increase the amount of Liberty's indebtedness or substantially reduce or eliminate its assets, and which may have an adverse effect on Liberty's ability to service its indebtedness, including the debentures.

     Liberty will make payments of principal, interest and distributions on the debentures through the trustee to the depositary, as the registered holder of the debentures. See "-- Form, Denomination and Registration" below. Liberty will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global debentures registered in the name of the depositary or its nominee, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     If any payment or distribution on the debentures is to be made on a day that is not a business day, that payment or distribution will be made on the next business day, without interest or any other payment being made on account of the delay. A business day means any day that is not a Saturday, Sunday or legal holiday on which banking institutions or trust companies in The City of New York are authorized or obligated by law or regulation to close.

     If the debentures at some date are reissued in certificated form, Liberty will make payments of principal, interest and distributions on the debentures to the registered holders thereof as described in this paragraph. Liberty will make payments due on the maturity date in immediately available funds upon presentation and surrender by the holder of a certificated debenture at the office or agency maintained by Liberty for this purpose in the Borough of Manhattan, The City of New York, which is expected to be the office of the trustee at 101 Barclay Street, New York, N.Y. 10286. Liberty will pay interest and additional distributions due on a certificated debenture on any interest payment date other than the maturity date by check mailed to the address of the holder entitled to the payment as his address shall appear in the security register of Liberty. Notwithstanding the foregoing, a holder of $10 million or more in aggregate original principal amount of certificated debentures will be entitled to receive such payments, on any interest payment date other than the maturity date, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 calendar days prior to the interest payment date. Any wire transfer instructions received by the trustee will remain in effect until revoked by the holder. Any interest and any additional distribution due and not punctually paid or duly provided for on a certificated debenture on any interest payment date other than the maturity date will cease to be payable to the holder of that debenture as of the close of business on the related record date and may either be paid (l) to the person in whose name the certificated debenture is registered at the close of business on a special record date for the payment of the defaulted interest and any additional distribution that is fixed by Liberty, written notice of which will be given to the holders of the debentures not less than 30 calendar days prior to the special record date, or (2) at any time in any other lawful manner.

     All moneys or in-kind distributions paid or made by Liberty to the trustee or any paying agent for the payment of principal and interest on any certificated debenture which remain unclaimed for two years after the payment or making thereof may be repaid or returned to Liberty and, thereafter, the holder of the debenture may look only to Liberty for payment.

     Each debenture has been issued in book-entry form (a "book-entry debenture") in minimum denominations of $1,000 original principal amount and integral multiples thereof. Each book-entry debenture is represented by one or more global debentures in fully registered form, registered in the name of The Depository Trust Company, which is referred to in this prospectus as "DTC" or the "depositary," or its nominee. Beneficial interests in the global debentures are shown on, and transfers thereof are effected only through, records maintained by DTC and its participants. See "-- Form, Denomination and Registration."

     Book-entry debentures may be transferred or exchanged only through the depositary. See "-- Form, Denomination and Registration." Registration of transfer or exchange of certificated debentures will be made at the office or agency maintained by Liberty for this purpose in the Borough of Manhattan, The City of New York, currently the office of the trustee at 101 Barclay Street, New York, New York 10286. Neither Liberty nor the trustee will charge a service charge for any registration of transfer or exchange of debentures, but Liberty may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the transfer or exchange (other than exchanges pursuant to the indenture not involving any transfer).

     If any reference shares or shares of our Series A common stock are to be delivered upon an exchange or payment of any debenture, we will not deliver fractional securities. Instead, we will pay cash in an amount equal to the product of the fractional interest times the applicable current market price of the shares determined for purposes of fixing the number of shares to be delivered upon such exchange or payment.

RANKING AND HOLDING COMPANY STRUCTURE


     The debentures, which constitute unsecured senior indebtedness of Liberty, rank equally with Liberty's existing and future unsubordinated unsecured indebtedness, and senior in right of payment to all subordinated indebtedness of Liberty. The debentures are effectively subordinated to all secured indebtedness of Liberty, to the extent of the value of the assets securing that indebtedness, and to all liabilities of Liberty's subsidiaries to the extent of the value of the assets of our subsidiaries. As of March 31, 2003, we had no secured indebtedness and our consolidated subsidiaries had outstanding $8,367 million of liabilities, all of which effectively rank senior to the debentures. See "Risk Factors -- Factors Relating to Our Company -- Our holding company structure could restrict access to funds of our subsidiaries that may be needed to service the debentures."


     Liberty is a holding company and is largely dependent on dividends, distributions and other payments from its subsidiaries and business affiliates and other investments to meet its financial obligations, and will be dependent on those payments to meet its obligations under the debentures. Liberty's subsidiaries and business affiliates have no obligation, contingent or otherwise, to pay any amounts due under the debentures or to make any funds available for any of those payments. See "Risk Factors -- Factors Relating to Our Company -- We could be unable in the future to obtain a sufficient amount of cash with which to service our financial obligations."

INTEREST

     Liberty will pay interest on the debentures semi-annually on March 30 and September 30, beginning September 30, 2003, at an annual rate of .75% of the original principal amount of each debenture. The debentures will begin to accrue interest from and including March 26, 2003. Interest will be paid to the persons in whose names the debentures are registered at the close of business on the March 15 and September 15 preceding the interest payment date. Changes in the adjusted principal amount will not affect the amount of the semi-annual interest payments received by holders of the debentures, which is calculated solely on the original principal amount. See "-- Adjusted Principal Amount" below. However, to the extent that such interest payments exceed an annualized yield of ..75% of the adjusted principal amount from time to time in effect, the adjusted principal amount will be reduced. Interest payable at maturity, or upon any earlier date of purchase by us at your option or redemption, will be payable to the person to whom principal shall be payable on that date. Interest on the debentures is calculated on the basis of a 360-day year of twelve 30-day months.

     Until a debenture can be transferred in compliance with Rule 144(k) under the Securities Act, the interest rate on that debenture is subject to increase in the event this prospectus becomes unusable by the selling security holders for more than 30 days in any twelve-month period. Beginning on the 31st day, the interest rate will increase by one quarter of one percent (0.25%) of the original principal amount of the debenture for the first 90-day period thereafter, and will increase by an additional one quarter of one percent of the original principal amount of the debenture at the beginning of each subsequent 90-day period during which the prospectus remains unusable. However, the maximum interest rate that may be borne by the debentures is 1.75%. Upon the prospectus again becoming usable, the interest rate borne by the debentures will return to the original interest rate of .75%.

EXCHANGE OPTION

     The holder of a debenture may at any time, except during the periods described below under "-- Payment at Stated Maturity" and "-- Optional Redemption," and except following a holder's irrevocable election to tender debentures for repurchase described below under "-- Purchase at Your Option," exchange the debenture for the exchange market value of the reference shares attributable to that debenture. Liberty may deliver the reference shares or pay the exchange market value of the reference shares in cash, shares of our Series A common stock or a combination of reference shares, cash and shares of our Series A common stock.

     For so long as the debentures are represented by global debentures registered in the name of DTC or its nominee, exchanges may be effected only through DTC's Automated Tender Offer Program, or ATOP. If the debentures at some date are reissued in certificated form, the exchange right at that time will be exercisable as follows:

     - by completing and manually signing an exchange notice in the form available from the exchange agent, which is initially the trustee, and delivering the exchange notice to the exchange agent at the office it maintains for this purpose;

     - by surrendering the debentures to be exchanged to the exchange agent;

     - if required, by furnishing appropriate endorsement and transfer documents; and

     - if required, by paying all transfer or similar taxes.

     If an exchange is made during the period between the record date for a semi-annual interest payment date and such interest payment date, the exchanging holder will be required to tender funds equal to the interest and any additional distribution that is payable to the holders of debentures on that interest payment date.

     We refer to the date on which all of the foregoing requirements for exchange of a particular debenture are satisfied as the exchange date for that debenture. Liberty will advise a holder that tenders debentures for exchange of the form of consideration, expressed in percentages, to be delivered by Liberty for the exchange market value of the reference shares attributable to the debentures by 9:30 a.m., New York City time, on the second trading day (as defined below) after the exchange date. Such advice by Liberty shall be irrevocable. If Liberty fails to timely deliver such advice to an exchanging holder, the form of consideration to be delivered by Liberty for such exchange market value shall be solely reference shares.

     A holder may withdraw any exchange notice through ATOP by the close of business on the trading day following the date on which Liberty advises the holder of the form of consideration that it will pay upon exchange of the debentures. If the debentures are in certificated form, the exchange notice may be withdrawn by delivering a written notice of withdrawal to the paying agent by the close of business on the trading day following the date on which Liberty provides its advice as to the form of consideration. The notice of withdrawal shall state:

     - the principal amount of the debentures being withdrawn;

     - the certificate numbers of the debentures being withdrawn; and

     - the original principal amount, if any, of the debentures that remain subject to the exchange notice.

     At the date of this prospectus, the reference shares attributable to each debenture consist of 57.4079 shares of AOL common stock. If any other publicly traded common equity securities, including additional shares of AOL common stock, are issued as a distribution in respect of the AOL common stock or any other reference shares, or if any reference shares are exchanged for publicly traded common equity securities of a different issuer in an exchange offer, merger or other extraordinary transaction, then the reference shares will include the shares so issued, or be replaced by the shares issued in the exchange offer, merger or other transaction. See "-- Changes to the Reference Shares" below.

     We will pay the consideration due upon an exchange of debentures as soon as reasonably practicable after the determination of the exchange market value, but in no event later than four trading days thereafter. The exchange market value will be the current market price (as defined below) of the reference shares, which shall be based upon the 15 scheduled trading days commencing on the fourth scheduled trading day following the exchange date. If there are fewer than 15 trading days during such 15 scheduled trading day period, then the current market price of the reference shares shall be calculated based upon the actual number of trading days during such period.

     "Current market price" equals the average of the daily volume weighted average price ("VWAP") of the relevant security on the principal United States national or regional securities exchange on which such security is listed or, if not so listed, on the Nasdaq Stock Market during the prescribed period of trading days as reported by the BLOOMBERG PROFESSIONAL Service provided by BLOOMBERG L.P. or, if such service is no longer providing such information, such other comparable service as we shall specify. To the extent that a relevant security is listed on the New York Stock Exchange, the VWAP of the relevant security on the NYSE will be determined based on the Bloomberg function: "TICKER UN EQUITY AQR" or a successor function on such service. If for whatever reason VWAP is unavailable for a trading day, then the closing price of the relevant security on that trading day shall be used in lieu of VWAP for purposes of determining the current market price of the relevant security. The term "closing price" is defined under "-- Additional Distributions."

     "Trading day" means, with respect to any security the closing price of which is being determined, a day on which there is trading on the principal United States national or regional securities exchange or recognized international securities exchange, in the Nasdaq Stock Market or in the over-the-counter market used to determine such closing price.

     If we elect to pay all or a percentage of the exchange market value of the reference shares in reference shares, the number of reference shares to be delivered per debenture will equal the percentage of the exchange market value to which such election relates of the reference shares attributable to each debenture.

     If we elect to pay all or a percentage of the exchange market value of the reference shares attributable to any debentures in shares of our Series A common stock, the number of shares of our Series A common stock deliverable in payment of the exchange market value of the reference shares shall be equal to the number obtained by dividing such exchange market value or percentage thereof by the current market price of our Series A common stock. The current market price of our Series A common stock shall be calculated based upon the 15 scheduled trading days commencing on the fourth scheduled trading day following the exchange date. If there are fewer than 15 trading days during such 15 scheduled trading day period, then the current market price of our Series A common stock shall be calculated based upon the actual number of trading days during such period.

ADDITIONAL DISTRIBUTIONS

     If a reference company pays or makes a dividend or distribution on its reference shares (other than publicly traded common equity securities that become reference shares other than in the case of a final distribution), we will pay or make an additional distribution to holders of the debentures based on that dividend or distribution. At the date of this prospectus, the reference shares attributable to each debenture consist of 57.4079 shares of AOL common stock, and AOL is the initial reference company. The reference shares and the reference company are subject to change as described under "-- Changes to the Reference Shares" below.

     As of the date of this prospectus, AOL has never paid a cash dividend on its common stock. We will pay to the holder of each debenture, as an additional distribution, the amount of any regular cash dividend paid in respect of the number of reference shares attributable to each debenture. We will pay this additional distribution on the next semi-annual interest payment date for the debentures unless the dividend is paid after the record date for such interest payment, in which case the additional distribution will be payable on the next subsequent interest payment date. The additional distribution will be paid to holders of the debentures as of 5:00 p.m., New York City time, on the regular record date for that interest payment date. We will treat as a regular cash dividend any cash dividend that is paid by a reference company in accordance with its publicly announced regular common equity dividend policy. We refer to any dividend or distribution by a reference company on its reference shares that is not a regular cash dividend as an extraordinary distribution.

     Whether and what we pay or make by way of an additional distribution following an extraordinary distribution by a reference company on its reference shares will depend on the nature of the extraordinary distribution. If an extraordinary distribution consists of cash, we will pay to holders of the debentures, as an additional distribution on each debenture, the amount of the cash distribution received by a holder of the number of reference shares attributable to a debenture.

     If an extraordinary distribution consists of publicly traded common equity securities, we will not make an additional distribution to holders of the debentures. Rather, the number of publicly traded common equity securities (including fractions thereof) distributed to a holder of the number of reference shares attributable to a debenture will be treated as reference shares that are also attributable to that debenture.

     If an extraordinary distribution consists of publicly traded securities other than common equity securities, including options, warrants or similar rights to acquire reference shares, we will cause to be delivered to the holders of the debentures, as an additional distribution on each debenture, either those securities received by a holder of the number of reference shares attributable to a debenture or cash in an amount equal to the average of the closing prices of the securities that would have otherwise been delivered on the 15 scheduled trading days commencing on the trading day after such extraordinary distribution is made by the applicable reference company. We will not, however, deliver fractional securities. Instead, we will pay cash in an amount equal to the product of the fractional interest times such average closing prices.

     The closing price of any security on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on such date, as reported in the composite transactions (or comparable system) for the principal United States national or regional securities exchange on which such security is so listed or a recognized international securities exchange, or, if such security is not listed on a principal United States national or regional securities exchange or on a recognized international securities exchange, as reported by the Nasdaq Stock Market, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization. If the closing price of a security cannot be determined by any of the foregoing methods on a particular trading day, our board of directors will be entitled to determine the closing price on the basis of those quotations that it, in good faith, considers appropriate. However, a nationally recognized investment banking or appraisal firm retained by us will make that determination if the securities at issue are to be distributed to holders of the debentures and the aggregate value of those securities is expected to exceed $100,000,000. If an "ex-dividend" date for a security occurs during the period used in determining that security's closing price, the closing price of the security on any day prior to the "ex-dividend" date used in calculating the closing price shall be reduced by the amount of the dividend. For this purpose, the amount of a non-cash dividend will be equal to the value of that dividend as determined by a nationally recognized investment banking firm that we retain for this purpose.

     If an extraordinary distribution consists of assets or property other than cash or publicly traded securities, we will pay to holders of the debentures, as an additional distribution on each debenture, an amount of cash equal to the fair market value of the assets or properties distributed to a holder of the number of reference shares attributable to a debenture. That fair market value will be determined, in good faith, by our board of directors. However, a nationally recognized investment banking or appraisal firm retained by us will make that determination if we expect the aggregate fair market value of the assets or properties distributed on the number of reference shares attributable to all of the outstanding debentures to exceed $100,000,000.

     We will treat as an extraordinary distribution any consideration that is distributed in connection with a merger, consolidation, share exchange, liquidation or dissolution involving a reference company, except that any reference shares surrendered in exchange for any such consideration shall cease to be reference shares. See "-- Changes to the Reference Shares" below.

     We will make an additional distribution that is attributable to an extraordinary distribution on the twentieth business day after such extraordinary distribution is made by the applicable reference company or successor reference company. The additional distribution will be paid to holders of the debentures as of a special record date that will be the tenth business day prior to the date we pay the additional distribution.

     Liberty will issue a press release setting forth the amount and composition, per debenture, of any additional distribution to be made by it that is attributable to an extraordinary distribution, and will deliver such release to DTC for dissemination through the DTC broadcast facility for so long as the debentures are in book entry form. All additional distributions that are paid or made in respect of any regular cash dividend amount or extraordinary distributions will be paid or made without any interest or other payment in respect of such amounts.

ADJUSTED PRINCIPAL AMOUNT

     Original Principal Amount. The principal amount of the debentures initially is equal to their original principal amount, which is $1,000 for each debenture.

     Adjustments to Principal Amount. The principal amount of the debentures will be reduced to reflect any additional distributions that we make to holders of the debentures that are attributable to extraordinary distributions made on the reference shares. No adjustment will be made to the principal amount, however, for distributions that are paid in respect of any regular cash dividend amount. Because the principal amount of the debentures is subject to reduction, we refer to the principal amount of a debenture at any time after the first reduction, if any, as its adjusted principal amount. In no event will the adjusted principal amount of a debenture be less than zero.

     On any date that we pay or make an additional distribution to the holders of the debentures that is attributable to an extraordinary distribution on the reference shares, the original principal amount of each debenture (or, if such principal amount has previously been reduced, the adjusted principal amount of the debenture) will be reduced by the amount of the additional distribution or the cash value thereof determined as set forth under "-- Additional Distributions" that is paid or made with respect to that debenture. Thereafter, the adjusted principal amount will be further reduced on each successive semi-annual interest payment date beginning on the second semi-annual interest payment date following the date of such additional distribution to the extent necessary to cause the semi-annual interest payment on that date to represent the payment by Liberty, in arrears, of an annualized yield of .75% of the adjusted principal amount of the debentures. An adjustment for purposes of ensuring that Liberty does not pay an annualized yield of more than .75% of the adjusted principal amount of the debentures that is necessitated by the payment of an additional distribution to holders of the debentures will take effect on the second succeeding interest payment date after the payment of that distribution. We will issue a press release, and provide the release to DTC for dissemination through the DTC broadcast facility for so long as the debentures are in book entry form, each time an adjustment is made to the adjusted principal amount of the debentures.

     The adjustments described above will not affect the amount of the semi-annual interest payments received by holders of debentures, which will continue to be paid at the rate of .75% per annum of the original principal amount of the debentures.

PAYMENT AT STATED MATURITY

     The stated maturity of the debentures is March 30, 2023.

     We will pay, for each debenture outstanding on the stated maturity date, an amount equal to the sum of:

     - the adjusted principal amount of the debenture, plus

     - any accrued but unpaid interest on the debenture up to the stated maturity date, plus

     - any final period distribution on the debenture.

     On a date not less than 22 scheduled trading days prior to the maturity date, we are required to give notice to all holders at their addresses shown in the register of the registrar, and beneficial owners as required by applicable law, stating whether payment on debentures outstanding on the maturity date will be made in reference shares, cash or any combination of cash and reference shares, and the percentages or dollar amounts per debenture of each.

     Debentures may be surrendered for exchange until the close of business on the fourth trading day prior to the stated maturity date.

     The number of reference shares deliverable upon maturity shall be equal to the number obtained by dividing the amount payable upon maturity per debenture or percentage thereof to which the election to deliver securities relates by the current market price of the reference shares. If we specify that we will pay per each debenture a particular dollar amount at maturity in reference shares, then the number of shares that will be deliverable will equal that dollar amount divided by the current market price of the reference shares, which shall be calculated based upon the 15 scheduled trading days ending on the fourth scheduled trading day preceding the stated maturity date. If there are fewer than 15 trading days during such 15 scheduled trading day period, then the current market price for the reference shares shall be calculated based upon the actual number of trading days during such period.

     A final period distribution will be made if, as of the stated maturity date:

     - a regular cash dividend or extraordinary distribution has been declared on any of the reference shares attributable to a debenture;

     - the ex-dividend date for that dividend or distribution has occurred; and

     - the holders of such reference shares have not yet received the dividend or distribution.

     In the case of a regular cash dividend that has been declared on reference shares attributable to a debenture as of the stated maturity date but not yet paid, the final period distribution for each debenture will be equal to the amount of the regular cash dividend that is payable to a holder of the number of reference shares attributable to a debenture. This amount will be paid within 5 business days of the payment of the regular cash dividend by the applicable reference company. In the case of an extraordinary distribution that has been declared on reference shares as of the stated maturity date but not yet paid or made, the form and amount of the final period distribution will be determined in the same manner as that for an additional distribution that would have been attributable to that extraordinary distribution, except that any publicly traded common equity securities to be distributed on the reference shares will be part of any final period distribution rather than treated as additional reference shares. Because any additional distribution we make on a debenture that is attributable to an extraordinary distribution on the reference shares is deducted from the adjusted principal amount of that debenture, we will deduct from any final period distribution that is attributable to an extraordinary distribution the adjusted principal amount of the debenture, as of the stated maturity date, as to which such final period distribution is paid. We will pay or make any final period distribution that is attributable to an extraordinary distribution on the twentieth business day after the payment of that extraordinary distribution by the applicable reference company.

OPTIONAL REDEMPTION

     The debentures are not redeemable before April 5, 2008. At any time or from time to time on or after April 5, 2008, Liberty may redeem all or some of the debentures on no fewer than 22 trading days prior notice. If Liberty chooses to redeem only some of the debentures, there must remain outstanding, immediately following any partial redemption, at least $100 million original principal amount of debentures.

     The redemption price in respect of any debentures called for redemption will equal the adjusted principal amount of the debentures plus any accrued and unpaid interest and any final period distribution. We may choose to pay the original or adjusted principal amount, as the case may be, payable upon redemption in reference shares, cash or any combination thereof. Our redemption notice must specify the percentages of reference shares and cash that will be payable in respect of the adjusted principal amount upon redemption. The number of reference shares deliverable per debenture or percentage thereof upon such election shall be equal to the number obtained by dividing the adjusted principal amount of the debenture, or percentage thereof to which the election relates, by the current market price of the reference shares, which shall be determined based upon the 15 scheduled trading days ending on the fourth scheduled trading day preceding the redemption date. If there are fewer than 15 trading days during such 15 scheduled trading day period, then the current market price of the reference shares shall be calculated based upon the actual number of trading days during such period.

     Definition and Timing of Final Period Distribution. A final period distribution will be made with respect to each debenture we redeem if, as of the redemption date:

     - a regular cash dividend or extraordinary distribution has been declared on any of the reference shares attributable to a debenture;

     - the ex-dividend date for that dividend or distribution has occurred; and

     - the holders of such reference shares have not yet received the dividend or distribution.

     The timing, amount and form of any final period distribution that we make in connection with a redemption of debentures will be determined in the same manner as that described under "-- Payment at Stated Maturity" above for any final distribution we may make in connection with the repayment of debentures that are outstanding on the stated maturity date.

     Exchange. Debentures called for redemption may be surrendered for exchange until the close of business on the fourth trading day prior to the redemption date. Any debenture in respect of which an exchange notice is submitted that is subsequently withdrawn will remain subject to redemption.

     Payment of Redemption Price. To the extent that the redemption price is to be paid in cash, on or prior to the redemption date, we will irrevocably deposit with the trustee sufficient funds to pay the redemption price for all debentures being redeemed at that date, other than any final period distribution payable after the redemption date. Any portion of the redemption price to be paid in reference shares, and any final period distribution included in the redemption price which consists of publicly traded common equity securities, will be payable by delivery of those securities or cash in an amount equal to the current market price of those securities, which shall be calculated based upon the five scheduled trading days ending on the trading day next preceding the redemption date. If there are fewer than five trading days during such five scheduled trading day period, then the current market price shall be calculated based upon the actual number of trading days during such period. If the redemption date is not a business day, then the redemption price will be payable on the next business day, without any interest or other payment being made in respect of the delay.

     Additional distributions to be made after debentures have been called for redemption and before the redemption date will be payable to the holders as of the record date for that distribution.

     Once a notice of redemption is given and the paying agent holds money or securities sufficient to pay the redemption amount of the debentures on the redemption date, then immediately after the redemption date, the debentures will cease to be outstanding, interest on the debentures called for redemption will cease to accrue on the debentures and all rights of the holders thereunder will cease, except for the right of the holders to receive the redemption amount.

     If we improperly withhold or refuse to pay the redemption price for the debentures, interest on the debentures will continue to accrue at an annual rate of .75% from the original redemption date to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption price. Any final period distribution will be payable based on the original redemption date scheduled.

PURCHASE AT YOUR OPTION

     Holders of the debentures may tender debentures for purchase by us on March 30, 2008, March 30, 2013 or March 30, 2018 for a purchase price per debenture equal to the adjusted principal amount plus accrued and unpaid interest and any final period distribution. We refer to those dates as purchase dates. In connection with a purchase at your option, we may elect to pay the adjusted principal amount in reference shares, cash, shares of our Series A common stock or any combination thereof. Holders may submit their debentures for purchase by us to the paying agent at any time from the opening of business on the day that is 20 business days prior to the purchase date until the close of business on the fifth business day prior to the purchase date.

     On a date not less than 22 scheduled trading days prior to each purchase date, we are required to give notice to all holders at their addresses shown in the register of the registrar, and beneficial owners as required by applicable law, stating, among other things, the procedures that holders must follow to require us to purchase their debentures. We will also state, no later than 22 scheduled trading days prior to each purchase date, whether we will pay the purchase price of any debentures submitted to us for repurchase in reference shares, cash or shares of our Series A common stock, and the percentages or dollar amount of each.

     The number of reference shares or shares of our Series A common stock deliverable upon purchase by us of the debentures shall be equal to the number obtained by dividing the purchase price per debenture or portion thereof to which the election to deliver securities relates by the current market price of the reference shares or shares of our Series A common stock, as the case may be. The current market price of the reference shares or shares of our Series A common stock, as the case may be, shall be calculated based upon the 15 scheduled trading days ending on the fourth trading day preceding the purchase date. If there are fewer than 15 trading days during such 15 scheduled trading day period, then the current market price for the reference shares or shares of our Series A common stock, as the case may be, shall be calculated based upon the actual number of trading days during such period. We will pay the purchase price on the purchase date.

     The timing, amount and form of any final period distribution that we make in connection with a purchase of debentures by us at your option will be determined in the same manner as that described under "-- Payment at Stated Maturity" above for any final distribution we may make in connection with the repayment of debentures that are outstanding on the stated maturity date.

     The purchase notice given by each holder electing to require us to purchase debentures must be given so as to be received by the paying agent no later than the close of business on the fifth trading day prior to the purchase date, will be irrevocable and must state:

     - the certificate numbers of the holder's debentures to be delivered for purchase;

     - the percentage of the principal amount of the debentures to be purchased; and

     - that the debentures are to be purchased by us pursuant to the applicable provisions of the debentures.

     In compliance with applicable law (including the United States federal securities laws), we and our affiliates may, at any time, purchase outstanding debentures by tender, in the open market or by private agreement.

     In connection with any purchase date, we will comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then apply.

     Our obligation to pay the purchase price for the aggregate principal amount of the debentures as to which a purchase notice has been delivered is conditioned upon the holder delivering the debentures, together with necessary endorsements, to the paying agent at any time after delivery of the purchase notice. We will cause the purchase price for the debentures to be paid promptly following the later of the purchase date or the time of delivery of the debentures.

     If the paying agent holds money or securities sufficient to pay the purchase price of the debentures on the purchase date, then, immediately after the purchase date, the debentures will cease to be outstanding and interest on such debentures will cease to accrue, whether or not such debentures are delivered to the paying agent. After the debentures cease to be outstanding, all other rights of the holder shall terminate, other than the right to receive the purchase price upon delivery of the debentures.

     We may not purchase any debentures at the option of holders if an event of default with respect to the debentures, other than a default in the payment of the purchase price with respect to such debentures, has occurred and is continuing. The terms of our then-existing borrowing agreements may limit our ability to purchase debentures.

CHANGES TO THE REFERENCE SHARES

     As of the date of this prospectus, AOL is the reference company and one share of AOL common stock represents one reference share. The reference company may change over the 20-year term of the debentures, or there may be one or more additional reference companies. A change in, or the addition of, a reference company will result in a change in, or the addition to, the reference shares attributable to the debentures. The reference shares attributable to each debenture may from time to time include one or more fractions of a reference share.

     The initial reference shares attributable to each debenture are 57.4079 shares of AOL common stock.

     The reference shares attributable to each debenture will be affected by the following events, in the manner described below:

     Dividends and Distributions. If a reference company makes a dividend or distribution on its reference shares consisting of additional reference shares of the same class, then the number of reference shares attributable to each debenture will equal the sum of:

     - the number of reference shares attributable to each debenture immediately prior to the dividend or distribution; and

     - the number of additional reference shares that a holder of the number of reference shares attributable to each debenture receives as a result of the dividend or distribution.

     If a reference company makes a distribution on its reference shares consisting of publicly traded common equity securities of another class of that reference company or of another issuer, then the reference shares attributable to each debenture will consist (except in the case of such an extraordinary distribution that gives rise to a final distribution) of the following:

     - the number of reference shares attributable to each debenture immediately prior to the distribution; and

     - the number and type of new common equity securities that a holder of the number of reference shares attributable to each debenture receives as a result of the distribution;

and the other issuer shall also be deemed a reference company.

     Any change in the reference shares attributable to a debenture that results from a dividend or distribution by a reference company will be deemed to have occurred on the date the dividend or distribution is made by the reference company.

     Combinations, Subdivisions and Reclassifications. If a reference company combines or subdivides its reference shares or issues by reclassification of its reference shares any shares of any other class of its publicly traded common equity securities (including any reclassification that is effected in connection with a merger in which the reference company is the continuing corporation), the reference shares will be adjusted so that the reference shares of such reference company attributable to each debenture will become the number and kind of reference shares that a holder of the reference shares of such reference company attributable to each debenture immediately prior to the combination, subdivision or reclassification owns immediately following that action.

     Any change in the reference shares attributable to a debenture that results from a combination, subdivision or reclassification by a reference company will be deemed to have occurred immediately after the effective time of the combination, subdivision or reclassification.

     Mergers and Consolidations. If a reference company merges or consolidates with another company where the reference shares are exchanged for other publicly traded common equity securities, the reference shares will be adjusted so that the reference shares of such reference company attributable to each debenture will become the number and kind of publicly traded common equity securities that a holder of the number of reference shares of such reference company attributable to each debenture immediately prior to the merger or consolidation owns immediately following the merger or consolidation. To the extent the consideration received by the holders of reference shares in a merger or consolidation consists of cash or assets other than publicly traded common equity securities, the cash and assets so received will be treated as though they were part of an extraordinary distribution by the reference company or the successor reference company, and shall be the object of an additional distribution by Liberty. See "-- Additional Distributions" above.

     If an election is offered to holders of reference shares as to the form of consideration they may receive in any merger or consolidation, such election shall be deemed a reference share offer and treated in the manner described under "-- Tender or Exchange Offer, Elections" below.

     Any change in the reference shares attributable to a debenture that results from a merger or consolidation will be deemed to have occurred immediately after the effective time of the merger or consolidation.

     Statutory Share Exchange. If a reference company participates in a statutory share exchange with another company where the reference shares are exchanged for other publicly traded common equity securities, the reference shares will be adjusted so that the reference shares of such reference company attributable to each debenture will become the number and kind of publicly traded common equity securities that a holder of the number of reference shares of such reference company attributable to each debenture immediately prior to the share exchange owns immediately following the share exchange. To the extent the consideration received by the holders of reference shares in a share exchange consists of cash or assets other than publicly traded common equity securities, the cash and assets so exchanged will be treated as though they were part of an extraordinary distribution by the reference company or the successor reference company, and shall be the object of an additional distribution by Liberty. See "-- Additional Distributions" above.

     If an election is offered to holders of reference shares as to the form of consideration they may receive in any statutory exchange, such election shall be deemed a reference share offer and treated in the manner described under "-- Tender or Exchange Offer; Elections" below.

     Any change in the reference shares attributable to a debenture that results from a share exchange will be deemed to have occurred immediately after the effective time of the share exchange.

     Liquidation or Dissolution. If a reference company liquidates or dissolves, the reference shares will be adjusted so that the reference shares of such reference company attributable to each debenture will become the number and kind of publicly traded common equity securities, if any, that a holder of the number of reference shares attributable to each debenture immediately prior to the liquidation or dissolution owns immediately thereafter. To the extent the consideration received by the holders of reference shares in a liquidation or dissolution consists of cash or assets other than publicly traded common equity securities, the cash and assets so exchanged will be treated as though they were part of an extraordinary distribution by the reference company, and shall be the subject of an additional distribution by Liberty. See "-- Additional Distributions" above.

     Any change in the reference shares attributable to a debenture that results from the liquidation or dissolution of a reference company will be deemed to have occurred immediately after the effective time of the liquidation or dissolution.

     Tender or Exchange Offer; Elections. The reference shares will be adjusted in the event of any tender or exchange offer for 30% or more of the outstanding reference shares of any reference company. In the event of such a tender offer, or any consolidation, merger or statutory share exchange involving a reference company in which an election is given to holders of reference shares as to the consideration to be received in the transaction, a reference share offer shall be deemed to have been made.

     If a reference share offer is made, we will make a reference share offer adjustment, which consists of the following:

     - the number of reference shares, of the type subject to the reference share offer, that are included in the reference shares attributable to each debenture, will be reduced proportionately, in accordance with the following formula:
                                       R = X/N

       WHERE:

       R = the fraction by which the number of reference shares that are the subject of the reference share offer and attributable to each debenture will be reduced.

       X = the aggregate number of such reference shares that are surrendered and accepted in the reference share offer.

       N = the aggregate number of reference shares of the class that is subject to the reference share offer outstanding immediately prior to the closing of the reference share offer.

     - if any portion of the average transaction consideration paid in a reference share offer consists of publicly traded common equity securities, then the reference shares attributable to each debenture will include, immediately after the closing of the reference share offer, for each reference share of the type subject to the reference share offer that were included in the reference shares attributable to each debenture (before the proportionate reduction of such reference shares described above), the portion of the average transaction consideration that consists of publicly traded common equity securities.

     The term "average transaction consideration" means, as to each reference share subject to the reference share offer, the quotient derived by dividing (1) the aggregate amount of consideration actually distributed or paid to all holders of reference shares that participated in the reference share offer, by
(2) the total number of reference shares outstanding immediately prior to the closing of the reference share offer of the type entitled to participate in that reference share offer.

     Any portion of the average transaction consideration that does not consist of publicly traded common equity securities will be treated as though it were part of an extraordinary distribution by the reference company and shall be the object of an additional distribution by Liberty. See "-- Additional Distributions" above.

     Any change in the reference shares attributable to a debenture that results from a reference share offer will be deemed to have occurred immediately after the closing of the tender or exchange offer or the effective time of the merger, consolidation or statutory share exchange involving an election, as the case may be.

     If following any merger, consolidation, liquidation, dissolution, exchange offer or tender offer no reference shares were to remain outstanding, the maturity of the debentures would not be accelerated and the debentures would continue to remain outstanding until the stated maturity date, unless the debentures were earlier redeemed or purchased at your option by us. At the stated maturity or upon redemption or purchase by us at your option, holders of the debentures would only be entitled to receive the adjusted principal amount of the debentures, plus any accrued but unpaid interest.

CALCULATIONS IN RESPECT OF THE DEBENTURES

     We will be responsible for making all calculations called for under the debentures. These calculations include determination of:

     - the adjusted principal amount of the debentures;

     - the current market price of the reference shares;

     - the current market price of shares of our Series A common stock;

     - the exchange market value of the reference shares;

     - any final period distribution on the debentures;

     - the cash value of any property distributed on the reference shares;

     - the average transaction consideration in a reference share offer and the related reference share offer adjustment;

     - the number and composition of the reference shares attributable to a debenture; and

     - the amount of accrued interest payable upon redemption or at maturity of the debentures.

We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the debentures. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification.

OUR SERIES A COMMON STOCK

     We have the right to pay all or a portion of the consideration payable to holders of debentures in connection with any exercise of the exchange right, or any purchase of debentures by us at the option of the holder, by delivery of shares of our Series A common stock. When we refer to our Series A common stock, we mean the Series A common stock, par value $.01 per share, of Liberty as it currently exists, or any other publicly traded common stock of Liberty, or of any successor entity to Liberty that assumes the debentures and the indenture by executing and delivering a supplemental indenture in proper form, into which such Series A common stock may be converted, changed or exchanged pursuant to any merger, consolidation, reclassification, combination, subdivision, statutory exchange or similar transaction. For more information regarding our Series A common stock, see "Description of our Common Stock."

     Our right to issue Series A common stock in respect of an exchange or purchase of debentures, in whole or in part, is subject to our satisfying various conditions, including:

     - the listing of such shares on the principal United States securities exchange on which our Series A common stock is then listed or, if not so listed, on Nasdaq;

     - the registration of the shares of our Series A common stock under the Securities Act, if required; and

     - any necessary qualification or registration under applicable state securities law or the availability of an exemption from such qualification and registration.

FORM, DENOMINATION AND REGISTRATION

     So long as DTC, or its nominee is the registered owner of a global debenture, the depositary or its nominee, as the case may be, will be the sole holder of the debentures represented by the global debenture for all purposes under the indenture. Except as otherwise provided in this section, the beneficial owners of the global debentures representing the debentures will not be entitled to receive physical delivery of certificated debentures and will not be considered the holders of the debentures for any purpose under the indenture, and no global debenture representing the book-entry debentures will be exchangeable or transferable. Accordingly, each beneficial owner must rely on the procedures of the depositary and, if the beneficial owner is not a participant of the depositary, then the beneficial owner must rely on the procedures of the participant through which the beneficial owner owns its interest in order to exercise any rights of a holder under the global debentures or the indenture. The laws of some jurisdictions may require that certain purchasers of debentures take physical delivery of the debentures in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a global debenture representing the debentures.

     The global debentures representing the debentures will be exchangeable for certificated debentures of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if:

     - the depositary notifies Liberty that it is unwilling or unable to continue as depositary for the global debentures;

     - the depositary ceases to be a clearing agency registered under the Exchange Act;

     - Liberty in its sole discretion determines that the global debentures shall be exchangeable for certificated debentures; or

     - there shall have occurred and be continuing an event of default under the indenture with respect to the debentures.

     Upon any exchange, the certificated debentures shall be registered in the names of the beneficial owners of the global debentures representing the debentures, which names shall be provided by the depositary's relevant participants (as identified by the depositary) to the trustee.

     Information Relating to the Depositary. The following is based on information furnished by the depositary:

          The depositary will act as the depositary for the debentures. The debentures will be issued as fully registered senior debt securities registered in the name of Cede & Co., which is the depositary's partnership nominee. Fully registered global debentures will be issued for the debentures and will be deposited with the depositary.

          The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds debentures that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited debentures through electronic computerized book-entry changes to participants' accounts, thereby eliminating the need for physical movement of senior debt securities certificates. Direct participants of the depositary include securities brokers and dealers, including the initial purchasers of the debentures, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants, including the initial purchasers of the debentures and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary's system is also available to indirect participants, which includes securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

          Purchases of debentures under the depositary's system must be made by or through direct participants, which will receive a credit for the debentures on the depositary's record. The ownership interest of each beneficial owner, which is the actual purchaser of each debenture, represented by global debentures, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from the depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global debentures representing the debentures are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of the global debentures representing the debentures will not receive certificated debentures representing their ownership interests therein, except in the event that use of the book-entry system for the debentures is discontinued.

          To facilitate subsequent transfers, all global debentures representing the debentures which are deposited with, or on behalf of, the depositary are registered in the name of the depositary's nominee, Cede & Co. The deposit of global debentures with, or on behalf of, the depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The depositary has no knowledge of the actual beneficial owners of the global debentures representing the debentures; the depositary's records reflect only the identity of the direct participants to whose accounts the debentures are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by the depositary to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Neither the depositary nor Cede & Co. will consent or vote with respect to the global debentures representing the debentures. Under its usual procedure, the depositary mails an omnibus proxy to Liberty as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the debentures are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

          Principal and/or interest payments and additional distributions on the global debentures representing the debentures will be made to the depositary. The depositary's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on the depositary's records unless the depositary has reason to believe that it will not receive payment on the date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with debentures held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participant and not of the depositary, the trustee or Liberty, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and/or interest and additional distributions to the depositary is the responsibility of Liberty or the trustee, disbursement of the payments to direct participants will be the responsibility of the depositary, and disbursement of the payments to the beneficial owners will be the responsibility of direct and indirect participants.

          The depositary may discontinue providing its services as securities depositary with respect to the debentures at any time by giving reasonable notice to Liberty or the trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificated debentures are required to be printed and delivered.

          Liberty may decide to discontinue use of the system of book-entry transfers through the depositary or a successor securities depositary. In that event, certificated debentures will be printed and delivered.

     Trading. Beneficial interests in the global debentures will trade in the depositary's same-day funds settlement system until maturity or earlier redemption, and secondary market trading activity in the global debentures will therefore settle in immediately available funds, subject in all cases to the rules and operating procedures of the depositary. Transfers between participants in the depositary will be effected in the ordinary way in accordance with the depositary's rules and operating procedures and will be settled in same-day funds.

     The information in this subsection "-- Form, Denomination and Registration" concerning the depositary and its book-entry systems has been obtained from source that Liberty believes to be reliable, but Liberty takes no responsibility for its accuracy.

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

CERTAIN COVENANTS

     The covenants set forth below are contained in the indenture and are applicable to Liberty and its Subsidiaries.

     Limitation on Liens. Liberty will not, and will not permit any Restricted Subsidiary to, create, incur or assume any Lien, except for Permitted Liens, on any Principal Property to secure the payment of Funded Indebtedness of Liberty or any Restricted Subsidiary if, immediately after the creation, incurrence or assumption of such Lien, the sum of (A) the aggregate outstanding principal amount of all Funded Indebtedness of Liberty and the Restricted Subsidiaries that is secured by Liens (other than Permitted Liens) on any Principal Property and (B) the Attributable Debt relating to any Sale and Leaseback Transaction which would otherwise be subject to the provisions of clause 2(A)(i) of the "Limitation on Sale and Leaseback" covenant would exceed 15% of the Consolidated Asset Value, unless effective provision is made whereby the debentures (together with, if Liberty shall so determine, any other Funded Indebtedness ranking equally with the debentures, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Funded Indebtedness (but only for so long as such Funded Indebtedness is so secured).

     The foregoing limitation on Liens shall not apply to the creation, incurrence or assumption of the following Liens ("Permitted Liens"):

          (1) Any Lien which arises out of a judgment or award against Liberty or any Restricted Subsidiary with respect to which Liberty or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceeding for review (or with respect to which the period within which such appeal or proceeding for review may be initiated shall not have expired) and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review or with respect to which Liberty or such Restricted Subsidiary shall have posted a bond and established adequate reserves (in accordance with generally accepted accounting principles) for the payment of such judgment or award;

          (2) Liens on assets or property of a person existing at the time such person is merged into or consolidated with Liberty or any Restricted Subsidiary or becomes a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not secure any property of Liberty or any Restricted Subsidiary other than the property and assets subject to the Liens prior to such merger, consolidation or acquisition;

          (3) Liens existing on the date of original issuance of the debentures;

          (4) Liens securing Funded Indebtedness (including in the form of Capitalized Lease Obligations and purchase money indebtedness) incurred for the purpose of financing the cost (including without limitation the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) which is incurred contemporaneously therewith or within 60 days thereafter; provided (i) such Liens secure Funded Indebtedness in an amount not in excess of the cost of such property (plus an amount equal to the reasonable fees and expenses incurred in connection with the incurrence of such Funded Indebtedness) and (ii) such Liens do not extend to any property of Liberty or any Restricted Subsidiary other than the property for which such Funded Indebtedness was incurred;

          (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (6) Liens to secure the debentures;

          (7) Liens granted in favor of Liberty; and

          (8) Any Lien in respect of Funded Indebtedness representing the extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements) of Funded Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5), (6) and (7) above, provided that the principal of the Funded Indebtedness secured thereby does not exceed the principal of the Funded Indebtedness secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, reasonable fees and expenses incurred in connection therewith, and the amount of any prepayment premium necessary to accomplish any refinancing; provided, that such extension, renewal or replacement shall be limited to all or a part of the property (or interest therein) subject to the Lien so extended, renewed or replaced (plus improvements and construction on such property).

     Limitation on Sale and Leaseback. Liberty will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided that Liberty or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

          (1) the gross cash proceeds of the Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in a board resolution delivered to the trustee, of the Principal Property that is the subject of the Sale and Leaseback Transaction, and

          (2) either

             (A) Liberty or the Restricted Subsidiary, as applicable, either (i) could have incurred a Lien to secure Funded Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to the "Limitation on Liens" covenant, or (ii) makes effective provision whereby the debentures (together with, if Liberty shall so determine, any other Funded Indebtedness ranking equally with the debentures, whether then existing or thereafter created) are secured equally and ratably with (or prior to) the obligations of Liberty or the Restricted Subsidiary under the lease of the Principal Property that is the subject of the Sale and Leaseback Transaction, or

             (B) within 180 days, Liberty or the Restricted Subsidiary either
        (i) applies an amount equal to the fair market value of the Principal Property that is the subject of the Sale and Leaseback Transaction to purchase the debentures or to retire other Funded Indebtedness, or (ii) enters into a bona fide commitment to expend for the acquisition or improvement of a Principal Property an amount at least equal to the fair market value of such Principal Property.

     Designation of Restricted Subsidiaries. Liberty may designate an Unrestricted Subsidiary as a Restricted Subsidiary or designate a Restricted Subsidiary as an Unrestricted Subsidiary at any time, provided that (1) immediately after giving effect to such designation, Liberty and its Restricted Subsidiaries would have been permitted to incur at least $1.00 of additional Funded Indebtedness secured by a Lien pursuant to the "Limitation on Liens" covenant, (2) no default or event of default shall have occurred and be continuing, and (3) an Officers' Certificate with respect to such designation is delivered to the trustee within 75 days after the end of the fiscal quarter of Liberty in which such designation is made (or, in the case of a designation made during the last fiscal quarter of Liberty's fiscal year, within 120 days after the end of such fiscal year), which Officers' Certificate shall state the effective date of such designation.

SUCCESSOR CORPORATION

     Liberty may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and the properties and assets of its Subsidiaries (taken as a whole) to, any entity or entities (including limited liability companies) unless (1) the successor entity or entities, each of which shall be organized under the laws of the United States or a State thereof, shall assume by supplemental indenture all the obligations of Liberty under the debentures and the indenture and (2) immediately after giving effect to the transaction or series of transactions, no default or event of default shall have occurred and be continuing. Thereafter, all such obligations of Liberty shall terminate.

EVENTS OF DEFAULT

     The term "event of default" means any one of the following events with respect to the debentures:

          (1) default in the payment of any interest or distributions on any debenture when the interest or distributions becomes due and payable, and continuance of the default for a period of 30 days;

          (2) default in the payment of the principal of any debenture when the principal becomes due and payable at their maturity;

          (3) failure of Liberty to comply with its obligations to deliver the requisite consideration in exchange for debentures as described above under "-- Exchange Option";

          (4) failure of Liberty to comply with any of its obligations described above under "-- Successor Corporation";

          (5) default in the performance, or breach, of any covenant or warranty of Liberty in the indenture or the debentures (other than a covenant or warranty a default in the performance or the breach of which is elsewhere in the indenture specifically dealt with or which has been expressly included in the indenture solely for the benefit of a series of senior debt securities other than the debentures), and continuance of the default or breach for a period of 60 days after there has been given, by registered or certified mail, to Liberty by the trustee or to Liberty and the trustee by the holders of at least 25% in principal amount of the outstanding debentures, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the indenture;

          (6) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of Liberty, whether the Indebtedness now exists or shall hereafter be created, shall happen and shall result in Indebtedness in an aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess of $100 million becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and (i) the acceleration shall not be rescinded or annulled. (ii) such Indebtedness shall not have been paid or (iii) Liberty shall not have contested such acceleration in good faith by appropriate proceedings and have obtained and thereafter maintained a stay of all consequences that would have a material adverse effect on Liberty, in each case within a period of 30 days after there shall have been given, by registered or certified mail, to Liberty by the trustee or to Liberty and the trustee by the holders of at least 25% in principal amount of the outstanding debentures, a written notice specifying the default or breaches and requiring it to be remedied and stating that the notice is a "Notice of Default" or other notice as prescribed in the indenture; provided, however, that if after the expiration of such period, such event of default shall be remedied or cured by Liberty or be waived by the holders of such Indebtedness in any manner authorized by such mortgage, indenture or instrument, then the event of default with respect to the debentures or by reason thereof shall, without further action by Liberty, the trustee or any holder of the debentures be deemed cured and not continuing;

          (7) the entry by a court having competent jurisdiction of:

             (A) a decree or order for relief in respect of Liberty or any Material Subsidiary in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and the decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

             (B) a decree or order adjudging Liberty or any Material Subsidiary to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of Liberty or any Material Subsidiary and the decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

             (C) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of Liberty or any Material Subsidiary or of any substantial part of the property of Liberty or any Material Subsidiary or ordering the winding up or liquidation of the affairs of Liberty; or

          (8) the commencement by Liberty or any Material Subsidiary of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by Liberty or any Material Subsidiary to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by Liberty or any Material Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by Liberty or any Material Subsidiary to the filing of the petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of Liberty or any Material Subsidiary or any substantial part of the property of Liberty or any Material Subsidiary or the making by Liberty or any Material Subsidiary of an assignment for the benefit of creditors, or the taking of corporate action by Liberty or any Material Subsidiary in furtherance of any such action.

ACCELERATION OF THE DEBENTURES

     If an event of default with respect to the debentures outstanding (other than an event of default specified in clause (7) or (8) above) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debentures may declare the principal of all the debentures to be due and payable immediately, by a notice in writing to Liberty (and to the trustee if given by the holders), and upon any declaration the principal or such lesser amount shall become immediately due and payable. If an event of default specified in clause (7) or (8) above occurs, all unpaid principal of and accrued interest on the outstanding debentures shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of any debenture.

     At any time after a declaration of acceleration or automatic acceleration with respect to the debentures has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debentures, by written notice to Liberty and the trustee, may rescind and annul the declaration and its consequences if:

          (1) Liberty has paid or deposited with the trustee a sum of money sufficient to pay all overdue installments of any interest and distributions on all debentures and additional amounts payable with respect thereto and the principal of and any premium on the debentures which have become due otherwise than by the declaration of acceleration and interest on the debentures; and

          (2) all events of default with respect to the debentures, other than the non-payment of the principal of, any premium, interest and distributions on, and any additional amounts with respect to the debentures which shall have become due solely by the acceleration, shall have been cured or waived.

No rescission shall affect any subsequent default or impair any right consequent thereon.

     If the maturity of the debentures is accelerated following an event of default, the amount payable for each debenture will be determined in the same manner as the amount payable at stated maturity. See "-- Payment at Stated Maturity" above.

CERTAIN DEFINITIONS

     The following are certain of the terms defined in the indenture and used under "-- Certain Covenants" above:

          "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with generally accepted accounting principles.

          "Capitalized Lease Obligation" of any person means any obligation of such person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased by such person and used in its business that is required to be accounted for as a liability on the balance sheet of such person in accordance with generally accepted accounting principles and the amount of such Capitalized Lease Obligation shall be the amount so required to be accounted for as a liability.

          "Closing Price" means, with respect to any security on any date of determination, the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on the NYSE on such date or, if such security is not listed for trading on the NYSE on such date, as reported in the composite transactions (or comparable system) for the principal United States national or regional securities exchange on which such security is so listed or a recognized international securities exchange, or, if such security is not listed on a U.S. national or regional securities exchange or on a recognized international securities exchange, as reported by the Nasdaq Stock Market, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by Liberty; provided that, (1) with respect to options, warrants and other rights to purchase Marketable Securities, the Closing Price shall be the value based on the Closing Price of the underlying Marketable Security minus the exercise price and (2) with respect to securities exchangeable for or convertible into Marketable Securities, the Closing Price shall be the Closing Price of the exchangeable or convertible security or, if it has no Closing Price, the fully converted value based upon the Closing Price of the underlying Marketable Security.

          "Consolidated Asset Value" shall mean, with respect to any date of determination, the sum of:

             (A) the amount of cash of Liberty and its Restricted Subsidiaries on the last day of the preceding month, plus the following assets owned by Liberty and its Restricted Subsidiaries on the last day of the preceding month that have the indicated ratings and maturities no greater than 270 days:

           - the aggregate principal amount of certificates of deposit and bankers' acceptances rated A/2 or P/2 or higher by the Rating Agencies;

           - the aggregate principal amount of participations in loans with obligors with short-term ratings of A/2 or P/2 or higher by the Rating Agencies or long-term ratings of Baal or BBB+ or higher by the Rating Agencies;

           - the aggregate principal amount of repurchase agreements of securities issued by the U.S. government or any agency thereof with counterparties with short-term ratings of A/2 or P/2 or higher by the Rating Agencies or long-term ratings of Baal or BBB- or higher by the Rating Agencies; and

           - the aggregate principal amount at maturity of commercial paper rated A/2 or P/2 or higher by the Rating Agencies;

             (B) the aggregate value of all Marketable Securities owned by Liberty and its Restricted Subsidiaries based upon the Closing Price of each Marketable Security on the last day of the preceding month, or if such day is not a trading day, on the immediately preceding trading day; and

             (C) the arithmetic mean of the aggregate market values (or the midpoint of a range of values) of the assets of Liberty and its Restricted Subsidiaries having a value in excess of $200 million, other than the assets referred to in clauses (A) and (B) above, as of a date within 90 days of the date of determination (or to the extent the research reports referred to below have not been issued within such 90-day period, as of a date within 180 days of the date of determination) as evidenced either:

           - by research reports issued by three nationally recognized independent investment banking firms selected by Liberty; or

           - if three such research reports have not been issued within 180 days prior to the date of determination, by an appraisal by two nationally recognized independent investment banking or appraisal firms retained by Liberty for this purpose.

          "Fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair market value shall be determined by the Board of Directors of Liberty acting in good faith evidenced by a board resolution thereof delivered to the trustee.

          "Funded Indebtedness" of any person means, as of the date as of which the amount thereof is to be determined, without duplication, all Indebtedness of such person and all Capitalized Lease Obligations of such person, which by the terms thereof have a final maturity, duration or payment date more than one year from the date of determination thereof (including, without limitation, any balance of such Indebtedness or obligation which was Funded Indebtedness at the time of its creation maturing within one year from such date of determination) or which has a final maturity, duration or payment date within one year from such date of determination but which by its terms may be renewed or extended at the option of such person for more than one year from such date of determination, whether or not theretofore renewed or extended; provided, however, that "Funded Indebtedness" shall not include (1) any Indebtedness of Liberty or any Subsidiary to Liberty or another Subsidiary, (2) any guarantee by Liberty or any Subsidiary of Indebtedness of Liberty or another Subsidiary, provided that such guarantee is not secured by a Lien on any Principal Property, (3) any guarantee by Liberty or any Subsidiary of the Indebtedness of any person (including, without limitation, a business trust), if the obligation of Liberty or such Subsidiary under such guaranty is limited in amount to the amount of funds held by or on behalf of such person that are available for the payment of such Indebtedness, (4) liabilities under interest rate swap, exchange, collar or cap agreements and all other agreements or arrangements designed to protect against fluctuations in interest rates or currency exchange rates, and (5) liabilities under commodity hedge, commodity swap, exchange, collar or cap agreements, fixed price agreements and all other agreements or arrangements designed to protect against fluctuations in prices. For purposes of determining the outstanding principal amount of Funded Indebtedness at any date, the amount of Indebtedness issued at a price less than the principal amount at maturity thereof shall be equal to the amount of the liability in respect thereof at such date determined in accordance with generally accepted accounting principles.

          "Indebtedness" of any person means:

             (1) any indebtedness of such person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities;

             (2) any guarantee by such person of any indebtedness of others described in the preceding clause (1); and

             (3) any amendment, renewal, extension or refunding of any such indebtedness or guarantee.

          "Liberty" means Liberty Media Corporation, a Delaware corporation, until a successor replaces it pursuant to the applicable provisions of the indenture and thereafter means the successor.

          "Lien" means any mortgage, pledge, lien, security interest, or other similar encumbrance.

          "Marketable Securities" means any securities listed on a U.S. national securities exchange or reported by the Nasdaq Stock Market or listed on a recognized international securities exchange or traded in the over-the-counter market and quoted by at least two broker-dealers as reported by the National Quotation Bureau or similar organization, including as Marketable Securities options, warrants and other rights to purchase, and securities exchangeable for or convertible into, Marketable Securities.

          "Material Subsidiary" means, at any relevant time, any Subsidiary that meets any of the following conditions:

             (1) Liberty's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10% of the total consolidated assets of Liberty and its Subsidiaries;

             (2) Liberty's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the total consolidated assets of Liberty and its Subsidiaries;

             (3) Liberty's and its other Subsidiaries' proportionate share of the total revenues (after intercompany eliminations) of the Subsidiary exceeds 10% of the total consolidated revenue of Liberty and its Subsidiaries; or

             (4) Liberty's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exceeds 10% of such income of Liberty and its Subsidiaries; all as calculated by reference to the then latest fiscal year-end accounts (or consolidated fiscal year-end accounts, as the case may be) of such Subsidiary and the then latest audited consolidated fiscal year-end accounts of Liberty and its Subsidiaries. Based on the 2002 fiscal year-end accounts, as of the date of this offering memorandum, the only Material Subsidiaries of Liberty are Starz Encore Group LLC, Ascent Media Group, Inc. and On Command Corporation.

          "Nasdaq Stock Market" means The Nasdaq Stock Market, a subsidiary of the National Association of Securities Dealers, Inc.

          "Principal Property" means, as of any date of determination, (a) any cable system or manufacturing or production facility, including land and buildings and other improvements thereon and equipment located therein, owned by Liberty or a Restricted Subsidiary and used in the ordinary course of its business and (b) any executive offices, administrative buildings, and research and development facilities, including land and buildings and other improvements thereon and equipment located therein, of Liberty or a Restricted Subsidiary, other than any such property which, in the good faith opinion of the Board of Directors, is not of material importance to the business conducted by Liberty and its Restricted Subsidiaries taken as a whole.

          "Rating Agencies" means (i) Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and (ii) Moody's Investors Service, Inc. and
     (iii) if S&P or Moody's or both shall not make a rating publicly available, a nationally recognized United States securities rating agency or agencies, as the case may be, selected by Liberty, which shall be substituted for S&P or Moody's or both, as the case may be.

          "Restricted Subsidiary" means, as of any date of determination, a corporation a majority of whose voting stock is owned by Liberty and/or one or more Restricted Subsidiaries, which corporation has been, or is then being, designated a Restricted Subsidiary in accordance with the "Designation of Restricted Subsidiaries" covenant, unless and until designated an Unrestricted Subsidiary in accordance with such covenant.

          "Sale and Leaseback Transaction" means any arrangement providing for the leasing to Liberty or a Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including renewals, of not more than three years) which has been or is to be sold by Liberty or such Restricted Subsidiary to the lessor.

          "Subsidiary" means any corporation, association, limited liability company, partnership or other business entity of which a majority of the total voting power of the capital stock or other interests (including partnership interests) entitled (without regard to the incurrence of a contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned, directly or indirectly, by (i) Liberty, (ii) Liberty and one or more of its Subsidiaries or (iii) one or more Subsidiaries of Liberty-

          "Unrestricted Subsidiary" means, as of any date of determination, any Subsidiary of Liberty that is not a Restricted Subsidiary.

MODIFICATION AND WAIVER

     Modification and amendments of the indenture may be made by Liberty and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debentures, provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debenture,

          (1) change the stated maturity of the principal of, or any premium or installment of interest or distributions on, or any additional amounts with respect to, any debenture;

          (2) reduce the principal amount of, or the rate (or modify the calculation of the rate) of interest or distributions on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debenture;

          (3) change the redemption provisions of any debenture or adversely affect the right of repayment at the option of any holder of any debenture;

          (4) change the place of payment or the coin or currency in which the principal of, any premium or installment of interest or distributions on any debenture is payable;

          (5) impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debenture (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the date for repayment);

          (6) reduce the percentage in principal amount of the outstanding debentures, the consent of whose holders is required in order to take certain actions;

          (7) reduce the requirements for quorum or, voting by holders of debentures as provided in the indenture;

          (8) modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debentures except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debenture affected thereby;

          (9) reduce the amount of cash or reference shares or our shares of Series A common stock deliverable upon exchange of the debentures; or

          (10) modify any of the above provisions.

     Modifications and amendments of the indenture may be made by Liberty and the trustee without the consent of the holders of outstanding debentures, for the following purposes:

          (1) to evidence the succession of, and assumption by, another person of the indenture and the covenants under the indenture and the debentures;

          (2) to add the covenants under the indenture for the benefit of the holders of debentures or to surrender any right or power conferred upon Liberty in the indenture;

          (3) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debentures and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee;

          (4) to cure any ambiguity or to correct or supplement any provision of the indenture which may be defective or inconsistent with any other provision of the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which shall not adversely affect the interests of the holders of outstanding debentures in any material respect;

          (5) to add any additional Events of Default with respect to the debentures;

          (6) to secure the debentures;

          (7) to make provisions with respect to conversion or exchange rights of holders of the debentures;

          (8) to amend or supplement any provision contained in the indenture or in any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the holders of the debentures then outstanding; or

          (9) to qualify the indenture under the Trust Indenture Act of 1939.

     The holders of at least a majority in aggregate original principal amount of the debentures may, on behalf of the holders of all debentures, waive compliance by Liberty with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate original principal amount of the outstanding debentures may, on behalf of the holders of all debentures, waive any past default and its consequences under the indenture with respect to the debentures, except a default

     - in the payment of principal (or premium, if any), or any interest or distributions on, or any additional amounts with respect to, the debentures, or

     - in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debenture.

     Under the indenture, Liberty is required to furnish the trustee annually a statement as to performance by Liberty of certain of its obligations under the indenture and as to any default in the performance. Liberty is also required to deliver to the trustee, within five calendar days after becoming aware thereof, written notice of any event of default or any event which after notice or lapse of time or both would constitute an event of default.

GOVERNING LAW

     The indenture and the debentures will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEE

     The trustee is permitted to engage in other transactions with Liberty and its subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default, or else resign.

                        DESCRIPTION OF OUR COMMON STOCK

AUTHORIZED CAPITAL STOCK


     Our authorized capital stock consists of four billion four hundred fifty million (4,450,000,000) shares, of which four billion four hundred million (4,400,000,000) shares are designated common stock, par value $0.01 per share, and fifty million (50,000,000) shares are designated preferred stock, par value $0.01 per share. Our common stock is divided into two series. We have authorized four billion (4,000,000,000) shares of Series A common stock and four hundred million (400,000,000) shares of Series B common stock. As of May 31, 2003, we had outstanding 2,473,272,367 shares of our Series A common stock and 211,829,828 shares of our Series B common stock, excluding outstanding stock options and warrants to purchase shares of our common stock.


OUR COMMON STOCK

     The holders of our Series A common stock and Series B common have equal rights, powers and privileges, except as otherwise described below.

VOTING RIGHTS

     The holders of our Series A common stock will be entitled to one vote for each share held, and the holders of our Series B common stock will be entitled to ten votes for each share held, on all matters voted on by our stockholders, including elections of directors. Our charter does not provide for cumulative voting in the election of directors.

DIVIDENDS

     Subject to any preferential rights of any outstanding series of our preferred stock created by our board from time to time, the holders of our common stock will be entitled to such dividends as may be declared from time to time by our board from funds available therefor. Except as otherwise described under "-- Distributions," whenever a dividend is paid to the holders of one of our series of common stock, we shall also pay to the holders of the other series of our common stock an equal per share dividend.

     We do not anticipate paying any dividends on our common stock in the foreseeable future because we expect to retain our future earnings for use in the operation and expansion of our business. Our payment and amount of dividends, however, will be subject to the discretion of our board of directors and will depend, among other things, upon our results of operations, financial condition, cash requirements, future prospects and other factors which may be considered relevant by our board of directors.

CONVERSION

     Each share of our Series B common stock is convertible, at the option of the holder, into one share of our Series A common stock. Our Series A common stock is not convertible.

DISTRIBUTIONS

     Distributions made in shares of our Series A common stock, our Series B common stock or any other security with respect to our Series A common stock or Series B common stock may be declared and paid only as follows:

     - a share distribution consisting of shares of our Series A common stock (or securities convertible therefor) to holders of our Series A common stock and Series B common stock, on an equal per share basis; or consisting of shares of our Series B common stock (or securities convertible therefor) to holders of our Series A common stock and Series B common stock, on an equal per share basis; or consisting of shares of our Series A common stock (or securities convertible therefor) to holders of our Series A common stock and, on an equal per share basis, shares of our Series B common stock (or securities convertible therefore) to holders of our Series B common stock; and

     - a share distribution consisting of shares of any class or series of securities of us or any other person, other than our Series A common stock or Series B common stock (or securities convertible therefor), either on the basis of a distribution of identical securities, on an equal per share basis, to holders of
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       our Series A common stock and Series B common stock or on the basis of a distribution of one class or series of securities to holders of our Series A common stock and another class or series of securities to holders of our Series B common stock, provided that the securities so distributed do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions, with holders of shares of Series B common stock receiving the class or series having the higher relative voting rights, and provided further that if the securities so distributed constitute capital stock of one of our subsidiaries, such rights shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion and share distribution provisions between our Series A common stock and Series B common stock, and provided further in each case that the distribution is otherwise made on an equal per share basis.

We may not reclassify, subdivide or combine either series of our common stock without reclassifying, subdividing or combining the other series of our common stock, on an equal per share basis.

LIQUIDATION AND DISSOLUTION

     In the event of our liquidation, dissolution or winding up, after payment or provision for payment of our debts and liabilities and subject to the prior payment in full of any preferential amounts to which our preferred stock holders may be entitled, the holders of our Series A common stock and Series B common stock will share equally, on a share for share basis, in our assets remaining for distribution to our common stockholders.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF OUR RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

Board of Directors

     Our restated certificate of incorporation and bylaws provide that, subject to any rights of the holders of any series of our preferred stock to elect additional directors, the number of our directors shall not be less than three and the exact number shall be fixed from time to time by a resolution adopted by the affirmative vote of 75% of the members of our board then in office. The members of our board, other than those who may be elected by holders of our preferred stock, are divided into three classes. Each class consists, as nearly as possible, of a number of directors equal to one-third of the then authorized number of board members. The term of office of our Class I directors expires at the annual meeting of our stockholders in 2005. The term of office of our Class II directors expires at the annual meeting of our stockholders in 2003. The term of office of our Class III directors expires at the annual meeting of our stockholders in 2004. At each annual meeting of our stockholders, the successors of that class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of our stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified.

     Our restated certificate of incorporation provides that, subject to the rights of the holders of any series of our preferred stock, our directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the total voting power of our outstanding capital stock entitled to vote at an election of directors, voting together as a single class.

     Our restated certificate of incorporation provides that, subject to the rights of the holders of any series of our preferred stock, vacancies on our board resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on our board, shall be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director so elected shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until that director's successor shall have been elected and qualified. No decrease in the number of directors constituting our board shall shorten the term of any incumbent director, except as may be provided in any certificate of designation with respect to a series of our preferred stock with respect to any additional director elected by the holders of the series of our preferred stock.

     These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of our board by filling the vacancies created by removal with its own nominees. Under the

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classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of our board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of us.

No Stockholder Action By Written Consent; Special Meetings

     Our restated certificate of incorporation provides that, except as otherwise provided in the terms of any series of preferred stock, any action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may not be taken without a meeting and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of our preferred stock, special meetings of our stockholders for any purpose or purposes may be called only by our Secretary (1) upon the written request of holders of not less than 66 2/3% of the total voting power of our outstanding capital stock or (2) at the request of at least 75% of the members of our board then in office. No business other than that stated in the notice of special meeting shall be transacted at any special meeting.

Advance Notice Procedures

     Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholder.

     All nominations by stockholders shall be made pursuant to timely notice in proper written form to our Secretary. To be timely, a stockholder's notice shall be given to our Secretary at our offices: (1) with respect to any election to be held at an annual meeting of our stockholders which is called for a date that is within thirty days before or after the anniversary date of the immediately preceding annual meeting of our stockholders, not less than ninety days in advance of such meeting nor more than one-hundred twenty days prior to such anniversary date, and (2) with respect to an election (A) to be held at an annual meeting of our stockholders which is called for a date that is not thirty days before or after the anniversary date of the immediately preceding annual meeting of our stockholders or (B) to be held at a special meeting of our stockholders for election of directors, not later than the close of business on the tenth day following the day on which notice of such meeting is mailed to our stockholders or public disclosure of the date of the meeting was made, whichever occurred first. The public announcement of an adjournment or postponement of a meeting of our stockholders does not commence a new time period (or extend any time period) for the giving of any such stockholder notice. However, if the number of directors to be elected to our board at any meeting is increased, and we do not make a public announcement naming all of the nominees for director or specifying the size of the increased board at least one hundred days prior to the anniversary date of the immediately preceding annual meeting, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to our Secretary at our offices not later than the close of business on the tenth day following the day on which we first make the relevant public announcement.

     For other business to be properly requested to be brought before an annual meeting by one of our stockholders, the stockholder must have given timely notice of such business in proper written form to our Secretary. To be timely, a stockholder's notice must be received at our offices (1) in the case of an annual meeting that is called for a date that is within thirty days before or after the anniversary date of the immediately preceding annual meeting of our stockholders, not less than ninety days nor more than one-hundred twenty days prior to the meeting, and (2) in the case of an annual meeting that is called for a date that is not within thirty days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was communicated to stockholders or public disclosure of the date of the meeting was made, whichever occurs first. The public announcement of an adjournment or postponement of a meeting of our stockholders does not commence a new time period (or extend any time period) for the giving of any such stockholder notice.

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Amendment

     Our restated certificate of incorporation provides that, subject to the rights of the holders of any series of our preferred stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of our outstanding capital stock, voting together as a single class, is required to adopt, amend or repeal any provision of our restated certificate of incorporation or the addition or insertion of other provisions in the certificate, provided that the foregoing voting requirement shall not apply to any adoption, amendment, repeal, addition or insertion (1) as to which the General Corporation Law of Delaware, as then in effect, does not require the consent of our stockholders or (2) which at least 75% of the members of our board then in office has approved. Our restated certificate of incorporation further provides that the affirmative vote of the holders of at least 66 2/3% of the voting power of our outstanding capital stock, voting together as a single class, is required to adopt, amend or repeal any provision of our bylaws, provided that the foregoing voting requirement shall not apply to any adoption, amendment or repeal approved by the affirmative vote of not less than 75% of the members of our board then in office.

TRANSFER AGENT AND REGISTRAR

     EquiServe Trust Company, N.A. is the transfer agent and registrar for our common stock.

           SUMMARY OF REGISTRATION RIGHTS OF SELLING SECURITYHOLDERS

     We entered into a registration rights agreement with the initial purchasers pursuant to which we filed with the SEC a shelf registration statement of which this prospectus is a part. Under the registration rights agreement, we are required to:

     - use our commercially reasonable efforts to keep effective the shelf registration statement until two years after the issue date or until all of the debentures covered by the shelf registration statement have been sold, exchanged or redeemed or otherwise cease to be outstanding; and

     - use our commercially reasonable efforts to ensure that:

      - the shelf registration statement and any amendment thereto and any prospectus included therein comply in all material respects with the Securities Act; and

      - the shelf registration statement and any amendment thereto and any prospectus included therein do not, when the shelf registration statement or any amendment becomes effective, contain an untrue statement of a material fact.

     If the shelf registration statement is unusable by the holders for any reason for more than 30 days in the aggregate in any consecutive 12-month period, then the interest rate borne by the debentures will be increased by 0.25% per annum of the principal amount of the debentures for the first 90-day period (or portion thereof) beginning on the 31st day that the shelf registration statement ceased to be usable. This interest rate will be increased by an additional 0.25% per annum of the principal amount of the debentures at the beginning of each subsequent 90-day period, provided that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per annum. Any amounts payable under this paragraph shall also be deemed "additional interest" for purposes of the registration rights agreement. Upon the shelf registration statement once again becoming usable, the interest rate borne by the debentures will be reduced to the original interest rate. Additional interest shall be computed based on the actual number of days elapsed in each 90-day period in which the shelf registration statement is unusable.

     Liberty shall notify the trustee within three business days of an event date, which is each and every date on which an event occurs in respect of which additional interest is required to be paid. Additional interest shall be paid by depositing with the trustee, in trust, for the benefit of the holders of the debentures, on or before the applicable semi-annual interest payment date, immediately available funds in sums sufficient to pay the additional interest then due. The additional interest due shall be payable on each interest payment date to the record holder of debentures entitled to receive the interest payment to be paid on such date as set forth in the indenture. Each obligation to pay additional interest shall be deemed to accrue from and including the date following the applicable event date.

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     The registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part, and we refer you to the registration rights agreement for a complete description of its terms. See "Where to Find More Information." The registration rights agreement requires us to pay substantially all of the expenses incident to the registration, offering and sale of the debentures to the public, other than commissions, concessions and discounts of underwriters, dealers or agents, but including the fees and disbursements of one counsel for the selling security holders. We have agreed to indemnify the selling security holders and any underwriters they may use against certain civil liabilities, including liabilities under the Securities Act.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material United States federal income tax consequences of the acquisition, ownership and disposition of the debentures and the receipt of any cash or reference shares (and in the case of an exercise of your right to exchange your debentures or your right to cause Liberty to purchase your debentures, our Series A common stock) for which the debentures may be exchanged. This summary is based upon the United States Internal Revenue Code of 1986, as amended (which we refer to as the "Code"), administrative pronouncements, judicial decisions, and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described in this prospectus, possibly with retroactive effect. This summary deals only with holders that will hold the debentures and reference shares (and in the case of an exercise of your right to exchange your debentures or your right to cause Liberty to purchase your debentures, our Series A common stock) for which the debentures may be exchanged as "capital assets" within the meaning of Section 1221 of the Code, and does not address tax considerations applicable to holders that may be subject to special tax rules, such as dealers or traders in securities, partnerships or other pass-through entities, financial institutions, insurance companies, tax-exempt entities, certain expatriates, holders that hold the debentures as a part of a hedging, straddle, conversion or other integrated transaction, or U.S. Holders (as defined below) whose functional currency is not the United States dollar. This summary does not address the effect of any state, local or foreign tax laws that may apply, or the application of the federal estate or gift tax or the alternative minimum tax. This summary assumes that the consideration received upon maturity, exchange or redemption of the debentures will consist of cash and/or reference shares (and in the case of an exercise of your right to exchange your debentures or your right to cause Liberty to purchase your debentures, our Series A common stock), or any combination thereof.

     The discussion set out below is intended only as a summary of certain United States federal income tax consequences of an investment in the debentures. Prospective investors are urged to consult their tax advisors as to the tax consequences of an investment in the debentures, including the application to their particular situations of the tax considerations discussed below, as well as the application of state, local or foreign tax laws.

     The "issue price" means the first price at which a substantial amount of the debentures are sold (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), which is $985 per debenture.

     "U.S. Holder" means a beneficial owner of the debentures, reference shares or our Series A common stock, as the case may be, that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States,
(ii) a corporation, or other entity taxable as a corporation, that is organized under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if the trust has a valid election in effect to be treated as a U.S. person.

     "Non-U.S. Holder" means a beneficial owner of the debentures, reference shares or our Series A common stock, as the case may be, that is not a U.S. Holder or partnership (which for purposes of this discussion includes any entity treated as a partnership for United States federal income tax purposes).

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     If a partnership holds debentures, reference shares or our Series A common stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding debentures, reference shares or our Series A common stock should consult their tax advisors.

TAX CONSEQUENCES TO U.S. HOLDERS

     Interest Accrual on the Debentures. For United States federal income tax purposes, the debentures will be subject to Treasury Regulations relating to contingent payment debt instruments (which we refer to as the "contingent payment debt regulations"). Under the contingent payment debt regulations, a U.S. Holder will be required to accrue interest income on the debentures (in amounts described in the next paragraph) regardless of whether such U.S. Holder uses the cash or accrual method of tax accounting. As a result, a U.S. Holder will be required to include interest in taxable income each year in excess of the semi-annual interest payments received in that year.

     Under the contingent payment debt regulations, for each accrual period prior to and including the maturity date of the debentures, the amount of interest that accrues, as original issue discount, on a debenture equals the product of (a) the adjusted issue price (as defined below) as of the beginning of the accrual period and (b) the comparable yield (as defined below) (adjusted for the length of the accrual period). This amount is ratably allocated to each day in the accrual period and is includable as ordinary interest income by a U.S. Holder for each day in the accrual period on which the U.S. Holder holds the debentures.

     The "adjusted issue price" means the issue price of the debenture, increased by any interest previously accrued (determined without regard to any adjustments to interest accruals described below) and decreased by the amount of any projected payments (as defined below) with respect to the debenture.

     The "comparable yield" means the annual yield we would pay, as of the issue date, on a fixed-rate debt security with no exchange right or other contingent payments but with terms and conditions otherwise comparable to those of the debentures. Amounts treated as interest under the contingent payment debt regulations are treated as original issue discount for all purposes of the Code.

     We have determined that the comparable yield is 5.6%, compounded semi-annually. Under the contingent payment debt regulations, we are required, solely for United States federal income tax purposes, to provide holders a schedule of the projected amounts of payments (which we refer to as "projected payments") on the debentures. This schedule must produce the comparable yield. Based on our determination of the comparable yield, the schedule of projected payments (assuming a principal amount of $1,000 and an issue price of $985 or with respect to each integral multiple thereof) consists of (a) a payment of stated interest equal to $3.85 on September 30, 2003, (b) payments of stated interest equal to $3.75 on all subsequent semi-annual interest payment dates (excluding the stated semi-annual interest on the debentures payable on the maturity date) and (c) a payment of a projected amount upon a hypothetical exchange of the debentures on the latest date on which an exchange could be permitted (excluding the stated semi-annual interest on the debentures payable on the maturity date) equal to $2,708.19. For United States federal income tax purposes, a U.S. Holder is required to use the comparable yield and the schedule of projected payments in determining its interest accruals and adjustments thereof in respect of the debentures, unless such U.S. Holder timely discloses and justifies the use of other estimates to the Internal Revenue Service ("IRS").

     The comparable yield and the schedule of projected payments are not provided for any purpose other than the determination of holders' interest accruals and adjustments thereof in respect of the debentures for United States federal income tax purposes and do not constitute a projection or representation regarding the actual amounts payable on the debentures.

     Adjustments to Interest Accruals. If, during any taxable year, the sum of any actual payments with respect to the debentures for that taxable year (including additional distributions, extraordinary distributions and the fair market value of any reference shares or our Series A common stock received by such holder, plus the fair market value of any other property received, plus the amount of cash received) exceeds the total amount of projected payments for that taxable year, the difference will produce a "net positive adjustment" under the contingent payment debt regulations, which will be treated as additional interest for the taxable year. If the actual amount received in a taxable year is less than the amount of projected payments for that
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

taxable year, the difference will produce a "net negative adjustment" under the contingent payment debt regulations, which will (a) reduce the U.S. Holder's interest income on the debentures for that taxable year and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. Holder's interest income on the debentures during prior taxable years (reduced to the extent such interest was offset by prior net negative adjustments).

     Purchase for Premium or Discount. A purchase of a debenture by a U.S. Holder will cause the new U.S. Holder to have a basis in the debenture equal to the amount paid for the debenture. A U.S. Holder is required to reasonably allocate any difference between the adjusted issue price of the debenture and such U.S. Holder's basis in the debenture to daily portions of interest or projected payments over the remaining term of debenture. If such basis in the debenture exceeds the debenture's adjusted issue price, the amount of the difference allocated to a daily portion of interest or to a projected payment is treated as a negative adjustment on the date the daily portion accrues or the payment is made. On the date of the adjustment, the U.S. Holder's adjusted basis in the debenture is reduced by the amount the U.S. Holder so treats as a negative adjustment. If the new U.S. Holder's basis in the debenture is less than the debenture's adjusted issue price, the amount of the difference allocated to a daily portion of interest or to a projected payment is treated as a positive adjustment on the date the daily portion accrues or the payment is made. On the date of the adjustment, the U.S. Holder's adjusted basis in the debenture is increased by the amount the U.S. Holder so treats as a positive adjustment.

     Sale, Exchange or Other Disposition of the Debentures. Upon the sale, exchange or retirement of the debentures (including, for instance, an exchange at the U.S. Holder's option for reference shares or our Series A common stock or the redemption of the debentures by us) prior to the maturity date, the U.S. Holder will recognize gain or loss equal to the difference between the amount realized and the U.S. Holder's adjusted basis. A U.S. holder will be treated as receiving an amount equal to the fair market value of any reference shares or our Series A common stock received, plus the fair market value of any other property received, plus the amount of any cash received. The adjusted basis will be the U.S. Holder's original basis in the debentures, increased by (i) the interest income previously included by the U.S. Holder with respect to the debentures (determined without regard to any adjustments to interest accruals described in the paragraph entitled "Adjustments to Interest Accruals") and (ii) any discount included in income under the paragraph entitled "Purchase for Premium or Discount" and decreased by (i) the projected amount of all prior payments with respect to the debentures and (ii) any adjustment or premium taken into account under the paragraph entitled "Purchase for Premium or Discount." Any gain upon sale or exchange of the debentures will be ordinary interest income; any loss will be ordinary loss to the extent of the interest previously included in income by the U.S. Holder with respect to the debentures, and thereafter, capital loss. The distinction between capital loss and ordinary loss is potentially significant in several respects. For example, limitations apply to a U.S. Holder's ability to offset capital losses against ordinary income.

     Distributions on Reference Shares. The gross amount of any distribution made by AOL to a U.S. Holder with respect to the reference shares generally will be includable in the income of a U.S. Holder as dividend income to the extent that such distribution is paid out of AOL's current or accumulated earnings and profits as determined under U.S. federal income tax principles. Subject to certain limitations, United States corporations holding reference shares that receive dividends thereon generally will be eligible for a dividends-received deduction equal to 70% of the dividends received. If the amount of any distribution exceeds AOL's current and accumulated earnings and profits as so computed, such excess first will be treated as a tax-free return of capital to the extent of the U.S. Holder's tax basis in its reference shares, and thereafter as gain from the sale or exchange of property.

     Dispositions of Reference Shares. A U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes on the sale or disposition of reference shares in an amount equal to the difference between the amount realized on the sale or other disposition and the U.S. Holder's tax basis in the reference shares. Any such gain or loss will be long-term gain or loss if the U.S. Holder held the reference shares for more than one year. A U.S. Holder that received reference shares from Liberty in a disposition of a debenture either on or before the maturity date will have a basis in the reference shares equal to the shares'

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fair market value on the date of such disposition of the debenture.
Additionally, the U.S. Holder's holding period in the reference shares will begin the day after such disposition of the debenture.

     Distributions on Our Series A Common Stock. The gross amount of any distribution made by Liberty to a U.S. Holder with respect to our Series A common stock generally will be includable in the income of a U.S. Holder as dividend income to the extent that such distribution is paid out of Liberty's current or accumulated earnings and profits as determined under U.S. federal income tax principles. Subject to certain limitations, United States corporations holding our Series A common stock that receive dividends thereon generally will be eligible for a dividends-received deduction equal to 70% of the dividends received. If the amount of any distribution exceeds Liberty's current and accumulated earnings and profits as so computed, such excess first will be treated as a tax-free return of capital to the extent of the U.S. Holder's tax basis in its shares of our Series A common stock, and thereafter as gain from the sale or exchange of property.

     Dispositions of Our Series A Common Stock. A U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes on the sale or disposition of our Series A common stock in an amount equal to the difference between the amount realized on the sale or other disposition and the U.S. Holder's tax basis in our Series A common stock. Any such gain or loss will be long-term gain or loss if the U.S. Holder held our Series A common stock for more than one year. A U.S. Holder that received our Series A common stock from Liberty in a disposition of a debenture either on or before the maturity date will have a basis in that Series A common stock equal to that stock's fair market value on the date of such disposition of the debenture. Additionally, the U.S. Holder's holding period in our Series A common stock will begin the day after such disposition of the debenture.

     Information Reporting and Backup Withholding. For each calendar year in which the debentures are outstanding, we, our agents or a broker may be required to provide the IRS with certain information, including the holder's name, address and taxpayer identification number, the aggregate amount of principal and interest paid to that holder during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain holders, including corporations, qualified pension and profit sharing trusts and individual retirement accounts. Information reporting requirements, subject to exceptions, also may apply to the cash proceeds of a sale of the reference shares or our Series A common stock.


     Certain noncorporate holders may be subject to backup withholding on payments of (i) principal and interest (including original issue discount) on, or the proceeds of the disposition of, the debentures and (ii) dividends received on, and the proceeds of the disposition of, the reference shares and our Series A common stock. In general, backup withholding at a rate of 28% will apply to "reportable payments" if a U.S. Holder fails to provide a correct taxpayer identification number or fails to report its full dividend and interest income. U.S. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.


     Backup withholding is not an additional tax; any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS. The information reporting requirements may apply regardless of whether backup withholding is required.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

     Withholding. Under present United States federal income tax law, and subject to the discussion below concerning backup withholding, payments of principal and interest (including original issue discount) on the debentures by us or any paying agent to any Non-U.S. Holder, and gain realized on the sale or exchange of the debentures, reference shares and our Series A common stock by a Non-U.S. Holder, will be exempt from United States federal income or withholding tax, provided that:

     - such Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

     - the statement requirement set forth in Section 871(h) or Section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below;

     - such Non-U.S. Holder is not an individual who is present in the United States for 183 days or more in the taxable year of disposition or who is subject to special rules applicable to former citizens and residents of the United States;

     - such payments and gain are not effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States; and

     - the reference shares and our Series A common stock continue to be actively traded within the meaning of Section 871(h)(4)(C)(v)(I) of the Code (which, for these purposes and subject to certain exceptions, includes trading on the NYSE).

     The statement requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a debenture certifies on an appropriate form (generally IRS Form W-8BEN), under penalties of perjury, that it is not a United States person and provides its name and address, and (a) the beneficial owner files that form with the withholding agent or (b) a securities clearing organization, bank or other financial institution holding customers' securities in the ordinary course of its trade or business holds the debentures on behalf of the beneficial owner, files with the withholding agent a statement that it has received the Form W-8BEN from the beneficial owner and furnishes the withholding agent with a copy thereof. With respect to any debentures held by a foreign partnership, unless the foreign partnership has entered into a withholding agreement with the IRS, each partner that is a Non-U.S. Holder will be required to supply this certification in order to avoid withholding with respect to such partner's share of interest (including original issue discount) and disposition proceeds paid with respect to the debentures to the foreign partnership.

     Distributions by AOL with respect to reference shares that are treated as dividends paid, as described above under "-- Tax Consequences to U.S.
Holders -- Distributions on Reference Shares," to a Non-U.S. Holder (excluding dividends that are effectively connected with the conduct of a trade or business in the United States by such Holder and are taxable as described below) will be subject to United States federal withholding tax at a 30% rate (or lower rate provided under any applicable income tax treaty). Distributions by Liberty with respect to our Series A common stock that are treated as dividends paid, as described above under "-- Tax Consequences to U.S. Holders -- Distributions on Our Series A Common Stock," to a Non-U.S. Holder (excluding dividends that are effectively connected with the conduct of a trade or business in the United States by such Holder and are taxable as described below) also will be subject to United States federal withholding tax at a 30% rate (or lower rate provided under any applicable income tax treaty).

     If a Non-U.S. Holder of the debentures, reference shares or our Series A common stock is engaged in a trade or business in the United States, and if interest on the debentures, dividends on reference shares or our Series A common stock, or gain from the sale or exchange of the debentures, reference shares or our Series A common stock are effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States federal income tax on such interest, dividends, or gain realized on the sale or exchange of the debentures, reference shares or our Series A common stock in the same manner as if it were a U.S. Holder. In lieu of the certificate described in the preceding paragraph, such a Non-U.S. Holder will be required to provide to the withholding agent a properly executed IRS Form W-8ECI (or successor form) in order to claim an exemption from withholding tax. In addition, if such a Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

     Information Reporting and Backup Withholding. A Non-U.S. Holder's receipt of (i) interest (including original issue discount) on the debentures, (ii) dividends with respect to reference shares or our Series A common stock or (iii) cash proceeds from the sale, exchange or other disposition of the debentures, reference shares or our Series A common stock, may be subject to information reporting to the IRS as described above under "-- Tax Consequences to U.S. Holders -- Information Reporting and Backup Withholding." Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Backup withholding (currently 28%) may apply to "reportable payments" if a Non-U.S. Holder fails to provide a correct taxpayer identification number and certain other information, fails to provide a certification of exempt status or fails to report the holder's full dividend and interest income.


     Payment of cash proceeds of the disposition of debentures, reference shares or our Series A common stock to or through the U.S. office of any broker, U.S. or foreign, generally will be subject to information reporting and backup withholding unless the Non-U.S. Holder certifies as to the holder's non-U.S. status under penalties of perjury or otherwise establishes that the holder qualifies for an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. Holder or that the conditions of any other exemption are not in fact satisfied.

     Payment of cash proceeds of the disposition of debentures, reference shares or our Series A common stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding; however, if such broker has certain connections to the U.S., then information reporting, but not backup withholding, will apply unless the holder establishes its non-U.S. status.

     Backup withholding is not an additional tax; any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the Non-U.S. Holder's U.S. federal income tax liability provided the required information is furnished to the IRS. The information reporting requirements may apply regardless of whether backup withholding is required.

                              PLAN OF DISTRIBUTION

     We will not receive any of the proceeds from sales of debentures by selling security holders. The debentures may be sold from time to time:

     - directly by any selling holder to one or more purchasers;

     - to or through underwriters, brokers or dealers;

     - through agents on a best-efforts basis or otherwise; or

     - through a combination of such methods of sale.

     If debentures are sold through underwriters, brokers and dealers, the selling security holder will be responsible for underwriting discounts or agent's commissions.

     The debentures may be sold:

     - in one or more transactions at a fixed price or prices, which may be changed;

     - at prevailing market prices at the time of sale or at prices related to such prevailing prices;

     - at varying prices determined at the time of sale; or

     - at negotiated prices.

     Such sales may be effected in transactions (which may involve crosses or block transactions):

     - on any national securities exchange or quotation service on which the debentures may be listed or quoted at the time of sale;

     - in the over-the-counter market;

     - in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

     - through the writing of options.

     In connection with the sale of the debentures, any selling security holder may:

     - enter into hedging transactions with brokers, dealers or others, which may in turn engage in short sales of the debentures in the course of hedging the positions they assume;

     - sell short or deliver debentures to close out such short positions; or

     - loan or pledge debentures to brokers, dealers or others that may in turn sell such securities.

     Any selling security holder may pledge or grant a security interest in some or all of the debentures owned by it, and if it defaults in the performance of its secured obligations, the pledgees or secured party may sell from time to time the pledged debentures pursuant to the registration statement of which this prospectus is a part. The selling security holders may also transfer and donate debentures in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling security holders for purposes of this prospectus.

     Underwriters, brokers, dealers and agents may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders or the purchaser of debentures for whom they may act as agent. The selling security holders and any underwriters, dealers or agents that participate in the distribution of debentures may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of debentures by them and any discounts, commissions or concessions received by them might be deemed to be underwriting discounts and commissions under the Securities Act.


     There is currently no active public trading market for the debentures. We do not presently intend to list the debentures on any stock exchange. Therefore, any trading with respect to the debentures is expected to occur in over-the-counter markets.

     At the time a particular offering or sale of debentures is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of debentures offered or sold and the terms of the offering or sale, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

     To comply with the securities laws of certain jurisdictions, if applicable, the debentures can be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the debentures may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with.

     There is no assurance that the selling security holders will sell any of the debentures. In addition, any debentures covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act may be sold pursuant to Rule 144 or Rule 144A rather than pursuant to this prospectus.

                                 LEGAL MATTERS

     The validity of the debentures will be passed upon for us by Baker Botts L.L.P., New York, New York.

                                    EXPERTS

     The consolidated balance sheets of Liberty Media Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, comprehensive loss, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002 have been incorporated by reference herein in reliance upon the report, dated March 17, 2003, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     As discussed in notes 3 and 7 to the consolidated financial statements, Liberty Media Corporation changed its method of accounting for intangible assets in 2002 and for derivative financial instruments in 2001.

     The consolidated balance sheets of Telewest Communications plc and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein in reliance upon the report, dated March 26, 2003, of KPMG Audit Plc, independent chartered accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The report of KPMG Audit plc dated March 26, 2003 contains an explanatory paragraph that states that Telewest Communications plc is undergoing financial restructuring which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     As discussed in note 3 to the consolidated financial statements, Telewest Communications plc changed its method of accounting for intangible assets in 2002 and derivative instruments in 2001.

                         WHERE TO FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to the debentures that may be sold by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information included in the registration statement and the exhibits thereto. You should refer to the registration statement, including its exhibits and schedules, for further information about our company and the securities being offered hereby.

     The Securities and Exchange Commission allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and is deemed to be part of this document except for any information superseded by this document or any other document incorporated by reference into this document. Any statement, including financial statements, contained in our Annual Report on Form 10-K for the year ended December 31, 2002, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2002, shall be deemed to be modified or superseded to the extent that a statement, including financial statements, contained in this prospectus or in any other later incorporated document modifies or supersedes that statement. We incorporate by reference the documents listed below and any future filings made by us with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

     - Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 25, 2003, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2002, filed on April 9, 2003.


     - Quarterly Report on Form 10-Q for the three months ended March 31, 2003, filed on May 14, 2003.


     - Current Report on Form 8-K, filed on March 3, 2003.

     - Current Report on Form 8-K, filed on April 11, 2003.


     - Current Report on Form 8-K, filed on May 7, 2003.



     - Current Report on Form 8-K, filed on July 8, 2003.


     - The description of our capital stock contained in Annex A to our Form 8-A filed under the Securities Exchange Act of 1934 on July 24, 2001, and any amendment or report filed for the purpose of updating such description.

     You may request a copy of these filings at no cost, by writing or telephoning the office of:

                               Investor Relations
                           Liberty Media Corporation
                            12300 Liberty Boulevard
                           Englewood, Colorado 80112
                           Telephone: (877) 772-1518

     Our annual, quarterly and special reports and other information are on file with the Securities and Exchange Commission. You may read and copy any document that we file at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also inspect our filings at the regional office of the Securities and Exchange Commission located at Citicorp, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 or over the Internet at the Securities and Exchange Commission's website at http://www.sec.gov. Information contained on any website referenced in this prospectus is not incorporated by reference in this prospectus.

     This prospectus incorporates by reference documents which include information concerning Ascent Media Group, Inc., On Command Corporation, OpenTV Corp., Liberty Satellite & Technology, Inc., and UnitedGlobalCom, Inc. among other public companies. All of these companies file reports and other information with the Securities and Exchange Commission in accordance with the requirements of the Securities Act and the Securities Exchange Act. Information incorporated by reference into this prospectus concerning those companies has been derived from the reports and other information filed by them with the Securities and Exchange Commission. Those reports and other information are not incorporated by reference into this prospectus. You may read and copy any reports and other information filed by those companies with the Securities and Exchange Commission as set forth above.

     You should rely only on the information contained or incorporated by reference into this prospectus or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND REGISTRATION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the transaction being registered. All amounts are estimates except the registration fee.

Registration fees...........................................  $141,575
Legal fees and expenses.....................................    50,000
Accounting fees and expenses................................    10,000
Printing and engraving expenses.............................    25,000
Miscellaneous...............................................    25,000
                                                              --------
Total.......................................................  $251,575
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

     Article V, Section E of the Restated Certificate of Incorporation, as amended (the "Liberty Charter"), of Liberty Media Corporation, a Delaware corporation ("Liberty"), provides as follows:

     1. Limitation On Liability. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of Liberty shall not be liable to Liberty or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of Liberty existing at the time of such repeal or modification.

     2.  Indemnification.

     (a) Right to Indemnification. Liberty shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of Liberty or is or was serving at the request of Liberty as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based upon matters which antedate the adoption of Section E of the Liberty Charter. Liberty shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the board of directors of Liberty.

     (b) Prepayment of Expenses. Liberty shall pay the expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

     (c) Claims. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by Liberty, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, Liberty shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

     (d) Non-Exclusivity of Rights. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Liberty Charter, Liberty's Bylaws, agreement, vote of stockholders or resolution of disinterested directors or otherwise.

     (e) Other Indemnification. Liberty's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

     3. Amendment or Repeal. Any amendment, modification or repeal of the foregoing provisions of Section E of the Liberty Charter shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits. The following is a complete list of Exhibits filed as part of this Registration Statement.


EXHIBIT NO.                            DOCUMENT
-----------                            --------
    4.1      Indenture, dated as of July 7, 1999, between Liberty and The
             Bank of New York (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 of Liberty Media
             Corporation (File No. 333-86491) as filed on September 3,
             1999).
    4.2      Tenth Supplemental Indenture, dated as of March 26, 2003,
             between Liberty and The Bank of New York (incorporated by
             reference to Exhibit 99.1 to the Current Report on Form 8-K of Liberty Media Corporation (File No. 001-16615) as filed on April 11, 2003 (the "Liberty 8-K Report")).
    4.3      Registration Rights Agreement dated as of March 26, 2003,
             between Liberty, Banc of America Securities LLC and JP
             Morgan Securities Inc. (incorporated by reference to Exhibit
             99.2 to the Liberty 8-K Report).
    4.4      Form of .75% Exchangeable Senior Debenture due 2023
             (included as Exhibit A to Exhibit No. 4.2 hereof).
    4.5      Liberty undertakes to furnish the Securities and Exchange
             Commission, upon request, a copy of all instruments with
             respect to long-term debt not filed herewith.
    5        Opinion of Baker Botts L.L.P., with respect to legality of debentures being registered.
   12        Computation of Ratio of Earnings to Fixed Charges.
   23.1      Consent of KPMG LLP.
   23.2      Consent of KPMG Audit plc.
   23.3      Consent of Baker Botts L.L.P. (included in Exhibit 5).
   24.1      Power of Attorney.+
   24.2      Power of Attorney for M. LaVoy Robison.
   25        Statement of Eligibility of Trustee.+


------------


+ Previously filed.


ITEM 17. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Liberty pursuant to the foregoing provisions, or otherwise, Liberty has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Liberty of expenses incurred or paid by a director, officer or controlling person of Liberty in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Liberty will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     Liberty hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (5) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 15, 2003.



                                          LIBERTY MEDIA CORPORATION



                                          By:      /s/ CHARLES Y. TANABE

                                            ------------------------------------

                                              Name: Charles Y. Tanabe


                                              Title:  Senior Vice President,
                                                      General Counsel and
                                                      Secretary



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons (which persons constitute a majority of the Board of Directors) in the capacities and on the dates indicated.



                       NAME                                        CAPACITY                     DATE
                       ----                                        --------                     ----

                        *                                   Chairman of the Board           July 15, 2003
 ------------------------------------------------
                  John C. Malone


                        *                             President, Chief Executive Officer    July 15, 2003
 ------------------------------------------------     and Director (Principal Executive
                Robert R. Bennett                                  Officer)


                        *                              Executive Vice President, Chief      July 15, 2003
 ------------------------------------------------       Operating Officer and Director
                  Gary S. Howard


                        *                            Senior Vice President and Treasurer    July 15, 2003
 ------------------------------------------------       (Principal Financial Officer)
                David J.A. Flowers


                        *                            Senior Vice President and Controller   July 15, 2003
 ------------------------------------------------       (Principal Accounting Officer)
               Christopher W. Shean


                        *                                          Director                 July 15, 2003
 ------------------------------------------------
                  Paul A. Gould


                        *                                          Director                 July 15, 2003
 ------------------------------------------------
                 Donne F. Fisher


                        *                                          Director                 July 15, 2003
 ------------------------------------------------
                  Jerome H. Kern


                        *                                          Director                 July 15, 2003
 ------------------------------------------------
                 David E. Rapley


                        *                                          Director                 July 15, 2003
 ------------------------------------------------
                 Larry E. Romrell

                       NAME                                        CAPACITY                     DATE
                       ----                                        --------                     ----


                        *                                          Director                 July 15, 2003
 ------------------------------------------------
                 M. LaVoy Robison


              /s/ CHARLES Y. TANABE
 ------------------------------------------------
                 Attorney in Fact

                                 EXHIBIT INDEX


  EXHIBIT
    NO.                                 DOCUMENT
  -------                               --------
    4.1       Indenture, dated as of July 7, 1999, between Liberty and The
              Bank of New York (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 of Liberty Media
              Corporation (File No. 333-86491) as filed on September 3,
              1999).
    4.2       Tenth Supplemental Indenture, dated as of March 26, 2003,
              between Liberty and The Bank of New York (incorporated by
              reference to Exhibit 99.1 to the Current Report on Form 8-K of Liberty Media Corporation (File No. 001-16615) as filed on April 11, 2003 (the "Liberty 8-K Report")).
    4.3       Registration Rights Agreement dated as of March 26, 2003,
              between Liberty, Banc of America Securities LLC and JP
              Morgan Securities Inc. (incorporated by reference to Exhibit
              99.2 to the Liberty 8-K Report).
    4.4       Form of .75% Exchangeable Senior Debenture due 2023
              (included as Exhibit A to Exhibit No. 4.2 hereof).
    4.5       Liberty undertakes to furnish the Securities and Exchange
              Commission, upon request, a copy of all instruments with
              respect to long-term debt not filed herewith.
    5         Opinion of Baker Botts L.L.P., with respect to legality of debentures being registered.
   12         Computation of Ratio of Earnings to Fixed Charges.
   23.1       Consent of KPMG LLP.
   23.2       Consent of KPMG Audit plc.
   23.3       Consent of Baker Botts L.L.P. (included in Exhibit 5).
   24.1       Power of Attorney.+
   24.2       Power of Attorney for M. LaVoy Robison.
   25         Statement of Eligibility of Trustee.+


------------


+ Previously filed.